SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            FIRST COLONY CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            FIRST COLONY CORPORATION
                          RIVERFRONT PLAZA, WEST TOWER
                                   SUITE 1350
                              901 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219

                                     [LOGO]

                        SPECIAL MEETING OF SHAREHOLDERS
                                                                October 28, 1996
To the Shareholders:

     We invite you to attend a Special Meeting of shareholders of First Colony Corporation (the "Corporation") to be held at 700 Main Street, Lynchburg, Virginia, on Monday, November 25, 1996, at 3:45 p.m., Eastern Standard Time (the "Special Meeting"). A formal notice of the Special Meeting, together with a proxy statement and proxy form, is enclosed with this letter.

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1996 (the "Merger Agreement"), by and among the Corporation, General Electric Capital Corporation ("GECC") and FCMS, Inc., a wholly-owned subsidiary of GECC ("Merger Subsidiary"), and the related Plan of Merger (the "Plan of Merger"). A copy of the Merger Agreement, together with the Plan of Merger, is included as Annex I to the attached Proxy Statement. On the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary will be merged with and into the Corporation (the "Merger") and the Corporation will become an indirect subsidiary of GECC. Upon consummation of the Merger, each outstanding share of the Corporation's common stock will be converted into the right to receive $36.15 in cash. Holders of shares of preferred stock will receive notice of the Special Meeting but under Virginia law are not entitled to vote on the proposal to approve the Merger Agreement and the Plan of Merger. The Corporation's preferred stock will not be affected by the Merger. It is anticipated that all issued and outstanding shares of the Corporation's preferred stock will be redeemed shortly after the Merger is consummated.

     Approval of the Merger Agreement and the Plan of Merger requires the affirmative vote of at least two-thirds of the outstanding shares of common stock of the Corporation. Detailed information concerning the Merger is set forth in the Proxy Statement, which we urge you to read carefully.

     YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PLAN OF MERGER AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS, AND RECOMMENDS THAT COMMON SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.

     Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy form promptly in the accompanying prepaid envelope.

                                      Sincerely yours,

                                      /s/ Bruce C. Gottwald, Jr.

                                      BRUCE C. GOTTWALD, JR.
                                      CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER

                            FIRST COLONY CORPORATION

                          RIVERFRONT PLAZA, WEST TOWER
                                   SUITE 1350
                              901 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of the holders of shares of Common Stock, without par value, of First Colony Corporation (the "Common Stock") will be held at 700 MAIN STREET, LYNCHBURG, VIRGINIA, ON MONDAY, NOVEMBER 25, 1996, AT 3:45 P.M., EASTERN STANDARD TIME, FOR THE FOLLOWING
PURPOSES:

     1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1996, by and among First Colony Corporation, General Electric Capital Corporation and FCMS, Inc., and the related Plan of Merger; and

     2. To transact such other business as may properly come before the meeting.

     Holders of shares of Common Stock of record at the close of business of The New York Stock Exchange on October 7, 1996, are entitled to notice of and to vote at the meeting.

     Please complete, sign, date and return the enclosed proxy form promptly, whether or not you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.

     If you are present at the meeting, you may vote in person even if you already have returned your proxy.

                                      By Order of the Board of Directors
                                      PETER W. KARRAS, SECRETARY

October 28, 1996

       SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                            FIRST COLONY CORPORATION

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                               NOVEMBER 25, 1996

                APPROXIMATE DATE OF MAILING -- OCTOBER 28, 1996

     Proxies in the form enclosed are solicited by the Board of Directors of First Colony Corporation (the "Corporation") for the Special Meeting of Shareholders (the "Special Meeting") to be held on Monday, November 25, 1996, and any adjournments thereof. At the Special Meeting, holders of shares of the common stock, without par value, of the Corporation (the "Common Stock") will be asked to consider and vote upon the approval of the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 5, 1996, by and among the Corporation, General Electric Capital Corporation, a New York corporation ("GECC"), and FCMS, Inc., a Delaware corporation and indirect wholly-owned subsidiary of GECC ("Merger Subsidiary"), and the related Plan of Merger (the "Plan of Merger"), providing for the merger of Merger Subsidiary with and into the Corporation (the "Merger"), on the terms and subject to the conditions set forth in the Merger Agreement. Upon the consummation of the Merger, each outstanding share of Common Stock will be converted into the right to receive $36.15 in cash (the "Merger Consideration"). Issued and outstanding shares of the variable term cumulative preferred stock, series B and series C, without par value, of the Corporation (the "Preferred Stock") will not be affected by the Merger. It is anticipated that the Preferred Stock will be redeemed shortly after the Merger is consummated. As a result of the Merger, the Corporation will become an indirect subsidiary of GECC and present common shareholders of the Corporation will cease to have any equity interest in, or possess rights as common shareholders of, the Corporation. (With respect to the period following the consummation of the Merger, the Corporation may be referred to in this Proxy Statement as the "Surviving Corporation.")

     A copy of the Merger Agreement, including the Plan of Merger, is attached hereto as Annex I. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

     THE CORPORATION'S BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PLAN OF MERGER AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE CORPORATION AND ITS SHAREHOLDERS, AND RECOMMENDS THAT COMMON SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER. In reaching its determination, the Board of Directors considered, among other things, the opinions, dated as of the date of the Merger Agreement, of CS First Boston Corporation ("CS First Boston") and Morgan Stanley & Co. ("Morgan Stanley"), the Corporation's financial advisors, as to the fairness of the Merger Consideration from a financial point of view. The opinions of CS First Boston and Morgan Stanley are included as Annexes II-A and II-B hereto, respectively, and are incorporated herein by reference. Shareholders are urged to read the opinions carefully in their entirety for further information respecting the assumptions made, matters considered and limitations on the review undertaken in connection with such opinions. See "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors;" and " -- Opinions of Financial Advisors."

     On October 7, 1996, the date for determining shareholders entitled to notice of and to vote at the meeting, there were 49,304,481 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

     Any person giving a proxy may revoke it any time before it is voted by voting in person at the meeting or delivering another proxy, or written notice of revocation, to the Secretary of the Corporation. A proxy, if executed and not properly revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.

                               TABLE OF CONTENTS

                                                                                                                      PAGE
SUMMARY.........................................................................................................            3
  The Special Meeting...........................................................................................            3
  The Merger....................................................................................................            4
  Anticipated Accounting Treatment..............................................................................            6
  Certain Tax Consequences of the Merger........................................................................            6
  Dissenters' Rights............................................................................................            6
  Stock Purchase Rights.........................................................................................            6
  Government and Regulatory Approvals and Filings...............................................................            6
  Market Prices.................................................................................................            7
  Summary Financial Information Concerning the Corporation......................................................            7

SPECIAL MEETING.................................................................................................            8
  Place, Date and Time..........................................................................................            8
  Record Date; Solicitation of Proxies..........................................................................            8
  Vote Required.................................................................................................            8

THE MERGER......................................................................................................            9
  General.......................................................................................................            9
  Background of Merger..........................................................................................           10
  Reasons for Merger; Recommendation of the Board of Directors..................................................           12
  Opinions of Financial Advisors................................................................................           13
  No Solicitation; Fiduciary Duties.............................................................................           19
  Interests of Certain Persons in the Merger....................................................................           19
  Effective Time of the Merger..................................................................................           21
  Payment for Shares of Common Stock............................................................................           21
  Certain Other Effects of the Merger...........................................................................           21
  Government and Regulatory Approvals and Filings...............................................................           21
  Benefit Plans.................................................................................................           22
  Terms of the Merger...........................................................................................           22
     General....................................................................................................           22
     Amendment, Extension, Waiver...............................................................................           22
     Conditions to the Merger...................................................................................           22
     Conduct of Business Pending the Merger.....................................................................           23
     Termination................................................................................................           23
  Anticipated Accounting Treatment..............................................................................           24
  Certain Tax Consequences of the Merger........................................................................           24
  Dissenters' Rights............................................................................................           24
  Stock Purchase Rights.........................................................................................           24

SECURITY OWNERSHIP..............................................................................................           25
  Security Ownership of Certain Beneficial Owners...............................................................           25
  Security Ownership of Certain Management of the Corporation...................................................           26

MARKET PRICES...................................................................................................           26

SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION.......................................................           27

ADDITIONAL INFORMATION..........................................................................................           28
  Independent Accountants.......................................................................................           28
  Incorporation by Reference....................................................................................           28

SHAREHOLDER PROPOSALS...........................................................................................           29

ANNEXES
  Merger Agreement..............................................................................................      Annex I
  CS First Boston Opinion.......................................................................................   Annex II-A
  Morgan Stanley Opinion........................................................................................   Annex II-B

                                    SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION FOUND ELSEWHERE IN THIS PROXY STATEMENT. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT. ALL STATEMENTS IN THE FOLLOWING SUMMARY ARE QUALIFIED AND ARE MADE SUBJECT TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES ATTACHED HERETO, WHICH YOU ARE URGED TO READ IN THEIR ENTIRETY.

THE SPECIAL MEETING

  PLACE, DATE AND TIME

     The Special Meeting of Shareholders of the Corporation will be held at 700 Main Street, Lynchburg, Virginia, on Monday, November 25, 1996, at 3:45 p.m., Eastern Standard Time.

  RECORD DATE; SHARES OF COMMON STOCK ENTITLED TO VOTE

     The Board of Directors has fixed the close of business of The New York Stock Exchange (the "NYSE") on October 7, 1996, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. See "Special Meeting -- Record Date; Solicitation of Proxies."

  PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, holders of Common Stock will be asked to consider and vote on the approval of the Merger Agreement and the Plan of Merger, providing for the Merger of Merger Subsidiary, an indirect wholly-owned subsidiary of GECC, with and into the Corporation, whereby the Surviving Corporation will become a subsidiary of GECC.

  VOTE REQUIRED; PROXIES

     A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. Approval of the Merger Agreement and the Plan of Merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock as of the Record Date. At the Record Date, 49,304,481 shares of Common Stock were issued and outstanding and entitled to vote at the Special Meeting. See "Special Meeting -- Record Date; Solicitation of Proxies."

     Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger Agreement and the Plan of Merger, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Special Meeting and of which the Corporation is not presently aware. Under the rules of the NYSE, although brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement and the Plan of Merger absent instructions. A broker non-vote will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger. Similarly, a failure to return a properly executed proxy will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger.

     Holders of shares of the Preferred Stock will receive notice of the Special Meeting but under the Virginia Stock Corporation Act (the "Virginia Act") are not entitled to vote on the proposal to approve the Merger Agreement and the Plan of Merger.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any shareholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of the Corporation an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

     In addition to the solicitation of proxies by use of the mails, proxies also may be solicited by the Corporation and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. Corporate Investor Communications, Inc. ("CIC"), has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The Corporation will pay CIC approximately $6,000 for its services, plus reimbursement for out-of-pocket expenses. The Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Corporation will bear all other costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials.

     Certain members of the Gottwald family have agreed to vote certain of their shares of Common Stock to approve the Merger and the Plan of Merger. See "Special Meeting -- Vote Required."

THE MERGER

  PARTIES TO THE MERGER AGREEMENT

     The following entities are parties to the Merger Agreement:

     THE CORPORATION. The Corporation is a holding company that owns all of the outstanding shares of stock of First Colony Life Insurance Company ("First Colony Life"), which, in turn, owns all of the outstanding shares of stock of American Mayflower Life Insurance Company of New York ("American Mayflower"). First Colony Life and American Mayflower are engaged in the sale and administration of structured settlement and retirement annuities and individual life insurance. The address and telephone number of the Corporation's executive offices are Riverfront Plaza, West Tower, Suite 1350, 901 East Byrd Street, Richmond, Virginia 23219, and (804) 775-0300.

     GECC. GECC primarily engages, directly or through its subsidiaries, in distribution sales financing, consumer receivables, commercial leasing, asset management, commercial and industrial financing, credit life, life, property and casualty and accident and sickness insurance, annuities, property and casualty reinsurance and real estate financing. The address and telephone number of GECC's principal executive offices are 260 Long Ridge Road, Stamford, Connecticut 06927, and (203) 357-3965.

     MERGER SUBSIDIARY. Merger Subsidiary is a newly-formed Delaware corporation created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

  GENERAL

     If the Merger Agreement and the Plan of Merger are approved by the requisite vote, and all other conditions to the obligations of the parties are satisfied or waived, Merger Subsidiary will merge with and into the Corporation. Pursuant to the Merger, each share of Common Stock will be cancelled and converted automatically into the right to receive the Merger Consideration, other than shares owned by GECC, Merger Subsidiary or any of their respective subsidiaries (which will be cancelled without any payment therefor). The Merger will have no effect on the issued and outstanding shares of Preferred Stock. It is anticipated that all issued and outstanding shares of Preferred Stock will be redeemed shortly after the Effective Time.

  RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     The Board of Directors of the Corporation, at a special meeting on August 4, 1996, unanimously approved the Merger Agreement and the Plan of Merger and directed that the Merger Agreement and the Plan of Merger be submitted to the common shareholders of the Corporation for their approval. The Board of Directors has determined that the Merger is fair to, and in the best interests of, the Corporation and its shareholders and recommends that the common shareholders vote FOR approval of the Merger Agreement and the Plan of Merger. In reaching its decision to approve the Merger Agreement and the Plan of Merger, the Corporation's Board of Directors considered a number of factors. For a discussion of the factors considered by the Board in reaching its determination, see "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors;" and " -- Opinions of Financial Advisors."

  OPINIONS OF FINANCIAL ADVISORS

     The Corporation's financial advisors, CS First Boston and Morgan Stanley, have each rendered a written opinion to the Board of Directors of the Corporation to the effect that, as of the date of such opinions and based upon and subject to certain matters stated therein, the Merger Consideration to be received by the shareholders of the Corporation in the Merger was fair to such holders from a financial point of view. Copies of the written opinions of CS First Boston and

Morgan Stanley are attached hereto as Annexes II-A and II-B, respectively, and should be read carefully in their entirety with respect to the assumptions made, matters considered and limitations on the review undertaken in connection with such opinions. The opinions of CS First Boston and Morgan Stanley are directed only to the fairness of the Merger Consideration from a financial point of view, do not address any other aspect of the proposed Merger or any related transaction and do not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. See "The Merger -- Opinions of Financial Advisors."

  NO SOLICITATION; FIDUCIARY DUTIES

     Pursuant to the Merger Agreement, the Corporation may not, nor may it authorize or permit any of its affiliates, officers, directors, employees, representatives or agents to, solicit any Acquisition Proposal. The Corporation's Board of Directors may not withdraw its recommendation of the Merger or approve or recommend any Acquisition Proposal unless it determines in its good faith judgment that it is required to do so in order to comply with its fiduciary obligations to shareholders under applicable law. See "The
Merger -- No Solicitation; Fiduciary Duties."

  EFFECTIVE TIME OF THE MERGER; PAYMENT FOR COMMON STOCK

     On the closing date of the Merger (the "Closing Date") (or such other date as the parties may agree), the Corporation and Merger Subsidiary shall file: (i) Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia (the "Virginia Commission"); and (ii) a certificate of merger (the "Delaware Certificate") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), each executed in accordance with the relevant provisions of the Virginia Act and the Delaware General Corporation Law (the "DGCL"), respectively. The Merger shall become effective upon the last to occur of (i) the issuance of a Certificate of Merger by the Virginia Commission,
(ii) the filing of the Delaware Certificate with the Delaware Secretary of State or (iii) such later time as is specified in the Plan of Merger (the "Effective Time"). See "The Merger -- Terms of the Merger - Conditions to the Merger;" and " -- Effective Time of the Merger."

     Detailed instructions with regard to the surrender of certificates, to be accompanied by a letter of transmittal, will be forwarded to holders of certificates formerly evidencing shares of Common Stock as promptly as practicable following the Effective Time by Harris Trust Company of New York (the "Paying Agent"). Payment will be made to such former holders of shares of Common Stock as promptly as practicable following receipt by the Paying Agent of certificates for their shares of Common Stock and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger -- Payment for Shares of Common Stock."

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY FORM. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR THE MERGER CONSIDERATION.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In addition to (i) shares of Common Stock held by directors and executive officers of the Corporation, for which they will receive the same consideration as other common shareholders of the Corporation, and (ii) options to acquire shares of Common Stock granted pursuant to certain Corporation compensation plans, which will be treated as described below under "The Merger -- General," certain executive officers of the Corporation are parties to agreements with the Corporation pursuant to which significant payments and other benefits may be provided to such persons in the event the employment of such persons by the Corporation or one of its subsidiaries is terminated under certain circumstances.

     The Merger Agreement contains certain provisions with respect to various employee benefit plans of the Corporation. See "The Merger -- Benefit Plans."

     In addition, GECC has agreed (i) to cause the Surviving Corporation to indemnify each current and former officer, director and employee of the Corporation or any subsidiary (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") to the fullest extent permitted under the law, (ii) to cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and Bylaws providing for exculpation of directors and officers and indemnification of the Indemnified Parties to the fullest extent permitted under the Virginia Act for a period of not less than six years after the Effective Time and (iii) subject to certain limitations, to cause to be maintained for a period of three years after the Effective Time officers' and directors' liability insurance that is no less advantageous than existing policies maintained by the Corporation. See "The Merger -- Interests of Certain Persons in the Merger."

  CONDITIONS TO THE MERGER

     The obligations of GECC, Merger Subsidiary and the Corporation to consummate the Merger are subject to waiver or satisfaction of certain conditions, including obtaining requisite shareholder and regulatory approvals. See "The Merger -- Terms of the Merger - Conditions to the Merger;" and
" -- Government and Regulatory Approvals and Filings."

  TERMINATION; FEES AND EXPENSES

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by mutual written consent of GECC and the Corporation; (ii) by GECC if
(A) the Merger Agreement and the Plan of Merger are not approved by the common shareholders of the Corporation; (B) the Board of Directors of the Corporation fails to call the Special Meeting or to recommend that the Corporation's shareholders approve the Merger Agreement and the Plan of Merger or withdraws such recommendation; or (C) the Corporation has determined to accept or recommend a Superior Proposal (as hereinafter defined); (iii) by either the Corporation or GECC if the Merger has not been consummated on or before March 31, 1997; (iv) by either the Corporation or GECC if a governmental authority issues a final permanent order prohibiting the Merger; or (v) by either the Corporation or GECC upon a material breach of a representation, warranty or covenant by the other party and the lapse of a cure period.

     If the Merger Agreement is terminated by GECC for reasons described in subsections (ii) or (v) above and a Superior Proposal shall have been made prior to termination and accepted within 12 months of termination, the Corporation shall pay to GECC a fee equal to $52,500,000 plus all fees and expenses incurred by GECC and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby up to a maximum of $10,000,000 (the "Acquisition Expenses"). If the Merger Agreement is terminated by GECC for reasons described in subsections (ii) or (v) above and no Superior Proposal shall have been made, the Corporation shall pay to GECC the Acquisition Expenses. See "The Merger -- Terms of the Merger - Termination."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by GECC as a "purchase" for accounting and financial reporting purposes. See "The Merger -- Anticipated Accounting Treatment."

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The disposition of shares of Common Stock in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Shareholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "The Merger -- Terms of the Merger - Certain Tax Consequences of the Merger."

DISSENTERS' RIGHTS

     The shareholders of the Corporation, whether or not they vote in the Special Meeting, will not be entitled to dissenters' rights and will be bound by the terms and conditions of the Merger Agreement if the Merger is consummated. See "The Merger -- Terms of the Merger - Dissenters' Rights."

STOCK PURCHASE RIGHTS

     On or prior to the Closing Date, the Board of Directors of the Corporation will take the steps necessary to redeem all rights (the "Stock Purchase Rights") issued pursuant to the Rights Agreement, dated as of December 1, 1992, between the Corporation and Harris Trust and Savings Bank. See "The Merger -- Terms of the Merger - Stock Purchase Rights."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The consummation of the Merger will be subject to, among other approvals, the prior approval of the Bureau of Insurance of the Commonwealth of Virginia (the "Virginia Bureau") and the Department of Insurance of the State of New York (the "New York Department") and to the expiration or early termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Definitive applications for approval were submitted by GECC to the Virginia Bureau and the New York Department on September 4, 1996. On

October 15, 1996, the parties to the Merger Agreement were informed by the Federal Trade Commission (the "FTC") that they had received early termination of the relevant waiting period under the HSR Act with respect to the Merger. See "The Merger -- Government and Regulatory Approvals and Filings."

MARKET PRICES

     The Common Stock is listed and traded on the NYSE. As of August 2, 1996, the date immediately preceding public announcement of the signing of the Merger Agreement, high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were $30 1/4 per share and $29 3/4 per share, respectively. On October 23, 1996, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were 35 3/4 per share and 35 5/8 per share, respectively.

SUMMARY FINANCIAL INFORMATION CONCERNING THE CORPORATION

     The summary historical consolidated financial data presented below for each of the last five fiscal years and the six months ended June 30, 1996, and 1995, have been derived from the Corporation's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which are incorporated by reference into this Proxy Statement. See "Additional Information -- Incorporation by Reference."

                                                   FOR THE SIX                                FOR THE YEARS
                                                  MONTHS ENDED                                    ENDED
                                              JUNE 30, (UNAUDITED)                            DECEMBER 31,
                                               1996           1995           1995          1994          1993           1992
                                                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATIONS DATA
Total revenue...........................   $    826.6     $    798.2     $  1,658.4     $ 1,375.8     $ 1,559.7     $ 1,282.5
Revenue excluding realized investment
  gain..................................        805.3          765.8        1,599.5       1,387.9       1,343.4       1,198.2
Net income..............................         80.6           74.7          151.4         106.9         203.9         163.7(1)
After-tax operating income(2)...........         66.5           53.9          113.2         107.2         104.1         113.4
After-tax operating income per
  share(2)..............................          1.31           1.06           2.23          2.11          2.10          2.30
Net income per share....................          1.59           1.48           3.00          2.10          4.12          3.32

FINANCIAL CONDITION DATA
Total assets (including FAS 115)(3).....   $ 10,841.1     $ 10,085.0     $ 10,720.6     $ 9,092.2     $ 8,335.2     $ 7,370.7
Total assets (excluding FAS 115)(3).....     10,819.6        9,956.3       10,400.2       9,269.0       8,335.2       7,370.7
Total long-term obligations and
  redeemable securities.................        254.9          254.8          254.8         254.8         254.8         250.0
Shareholders' equity (including FAS
  115)(3)...............................      1,345.9        1,298.7        1,484.4       1,014.6       1,094.6         819.8
Shareholders' equity (excluding FAS
  115)(3)...............................      1,332.0        1,215.0        1,276.1       1,129.5       1,094.6         819.8
BOOK VALUE PER SHARE OF COMMON STOCK
  (INCLUDING FAS 115)(3)................   $     25.61                   $     28.44
CASH DIVIDENDS DECLARED AND PAID PER
  SHARE OF COMMON STOCK.................   $      0.23                   $      0.40

                                             1991
OPERATIONS DATA
Total revenue...........................  $ 1,033.5
Revenue excluding realized investment
  gain..................................    1,009.8
Net income..............................      112.6
After-tax operating income(2)...........       96.6
After-tax operating income per
  share(2)..............................        1.96
Net income per share....................        2.28

FINANCIAL CONDITION DATA
Total assets (including FAS 115)(3).....  $ 6,365.3
Total assets (excluding FAS 115)(3).....    6,365.3
Total long-term obligations and
  redeemable securities.................
Shareholders' equity (including FAS
  115)(3)...............................      909.9
Shareholders' equity (excluding FAS
  115)(3)...............................      909.9
BOOK VALUE PER SHARE OF COMMON STOCK
  (INCLUDING FAS 115)(3)................
CASH DIVIDENDS DECLARED AND PAID PER
  SHARE OF COMMON STOCK.................

(1)Reflects effect of accounting changes related to FAS 106 - Postretirement Benefits and FAS 109 - Income Taxes.

(2)Operating income represents income before income taxes, excluding realized gains on investments and the effect of related amortization. Excluding a guaranty fund provision, pretax operating income for the year ended December 31, 1995, was $178.5 million and after-tax operating income for the year ended December 31, 1995, was $115.8 million, or $2.28 per share.

(3)FAS 115 mark-to-market accounting requirements on the Corporation's available-for-sale fixed maturity investment portfolio was adopted January 1, 1994.

                                SPECIAL MEETING

PLACE, DATE AND TIME

     The Special Meeting of Shareholders of the Corporation will be held at 700 Main Street, Lynchburg, Virginia, on Monday, November 25, 1996, at 3:45 p.m., Eastern Standard Time.

RECORD DATE; SOLICITATION OF PROXIES

     The Board of Directors of the Corporation has fixed the close of business of the NYSE on October 7, 1996, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the Record Date, there were 49,304,481 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of Common Stock are entitled to one vote at the Special Meeting for each share of Common Stock held of record at the Record Date.

     In addition to the solicitation of proxies by use of the mails, proxies also may be solicited by the Corporation and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Corporation will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Corporation will bear the costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this Proxy Statement and related materials. The Corporation has retained CIC to assist in the solicitation of proxies. Pursuant to the Corporation's agreement with that firm, it will assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians in connection with the Special Meeting at a cost of approximately $6,000, plus reimbursement for out-of-pocket expenses. Any questions or requests for assistance regarding the Corporation's proxies and related materials may be directed in writing to David H. McMahon, Esq., Assistant Secretary, First Colony Corporation, 700 Main Street, Lynchburg, Virginia 24504, (804) 948-5334.

     Holders of shares of the Preferred Stock will receive notice of the Special Meeting but under the Virginia Act are not entitled to vote on the proposal to approve the Merger Agreement and the Plan of Merger because those shares will not be affected by the Merger.

VOTE REQUIRED

     A majority of the outstanding Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of at least two-thirds of the outstanding shares of Common Stock as of the Record Date is required for approval of the Merger Agreement and the Plan of Merger. Abstentions may be specified with respect to the approval of the Merger Agreement and the Plan of Merger and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote.

     Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger Agreement and the Plan of Merger, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the Special Meeting and of which the Corporation is not presently aware.

     Under the rules of the NYSE, although brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the approval of the Merger Agreement and the Plan of Merger absent instructions. Brokers who do not receive instructions but who are present, in person or by proxy, at the Special Meeting will be counted as present for quorum purposes. A broker non-vote will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger. Similarly, a failure to return a properly executed proxy will have the effect of a negative vote on the approval of the Merger Agreement and the Plan of Merger.

     It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

     Any common shareholder may revoke his, her or its proxy at any time before it is voted by filing with the Corporate Secretary of the Corporation an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     As of September 1, 1996, the current directors and executive officers of the Corporation and their respective affiliates as a group beneficially owned 7,119,072 shares (approximately 14.23%) of the outstanding shares of Common Stock, including 731,685 shares that such directors and executive officers have the right to acquire through the exercise of presently exercisable Stock Options (as hereinafter defined), but also including 2,801,757 shares as to which the directors and executive officers either disclaimed beneficial ownership or did not have sole dispositive and voting power. See "Security Ownership -- Security Ownership of Certain Beneficial Owners of the Corporation;" and " -- Security Ownership of Certain Management of the Corporation." In addition to (i) shares of Common Stock held by directors and executive officers of the Corporation, for which they will receive the same consideration as other shareholders of the Corporation, and (ii) Stock Options and Phantom Stock Rights (as hereinafter defined) granted pursuant to certain Corporation compensation plans, which will be treated as described below under "The Merger -- General," certain executive officers of the Corporation are parties to agreements with the Corporation pursuant to which significant payments and other benefits may be provided to such persons in the event their employment by the Corporation or one of its subsidiaries is terminated under certain circumstances. Such directors and executive officers of the Corporation have indicated that they intend to vote the 4,317,315 shares as to which they presently have sole voting power (approximately 8.63% of the outstanding shares of Common Stock entitled to vote at the Special Meeting) FOR the approval of the Merger Agreement and the Plan of Merger.

     Certain members of the Gottwald family beneficially owning 6,868,496 shares (approximately 13.90%) of the outstanding shares of Common Stock, including 114,669 shares that such persons have the right to acquire through the exercise of presently exercisable Stock Options, have entered into an agreement with GECC and Merger Subsidiary, pursuant to which such persons have agreed to vote their shares of Common Stock (not to exceed an aggregate of 9.9% of the outstanding shares of Common Stock) to approve the Merger Agreement and the Plan of Merger. Such members of the Gottwald family have indicated that they intend to vote the shares of Common Stock as to which they presently have sole voting power FOR the approval of the Merger Agreement and the Plan of Merger.

     SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

     STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR THE MERGER CONSIDERATION.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement (including the Plan of Merger), a copy of which is included in this Proxy Statement as Annex I. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement and the Plan of Merger are approved by the holders of at least two-thirds of the outstanding shares of Common Stock at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and Merger Subsidiary will merge with and into the Corporation at the Effective Time. The Corporation will be the Surviving Corporation in the Merger.

     Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time will be cancelled and converted automatically into the right to receive the Merger Consideration, other than shares owned by GECC, Merger Subsidiary or any of their respective subsidiaries (which will be cancelled without any payment therefor). The Merger will have no effect on the issued and outstanding shares of Preferred Stock. It is anticipated that all issued and outstanding shares of Preferred Stock will be redeemed shortly after the Effective Time. As a result of the

Merger, common shareholders of the Corporation will cease to have an equity interest in, or possess any rights as shareholders of, the Surviving Corporation.

     Pursuant to the Merger Agreement, each exercisable Stock Option (as defined below), and any rights thereunder, and each exercisable Phantom Stock Right (as defined below), and any rights thereunder, outstanding and unexercised immediately prior to the Effective Time shall be cancelled at the Effective Time in exchange for the right to receive an amount in cash equal to the product of
(A) the number of shares of Common Stock underlying any unexercised portion of such Stock Option or such Phantom Stock Right immediately prior to the Effective Time and (B) the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such Stock Option or such Phantom Stock Right, subject to applicable withholding taxes. A "Stock Option" refers to an option, warrant, stock appreciation right or right of any kind to purchase shares of Common Stock other than a Phantom Stock Right. A "Phantom Stock Right" refers to a phantom stock or similar right entitling the holder thereof to receive, upon exercise, a cash amount based upon the value of the Common Stock.

     At the Closing Date, Stock Options having a per share exercise price under $36.15 will be outstanding and exercisable for an aggregate of 1,369,230 shares of Common Stock, entitling the holders to an aggregate amount of cash equal to $15,408,614.17 if no such Stock Options are exercised or lapse in accordance with their terms prior to the Effective Time. All of such Stock Options will be exercisable in full. At the Closing Date, 64,571 Phantom Stock Rights, all having an appreciation base under $36.15 per share, will be outstanding, entitling the holders to an aggregate amount of cash equal to $726,441.15 if not exercised, settled or lapsed in accordance with their terms prior to the Effective Time.

BACKGROUND OF MERGER

     The terms and conditions of the Merger were determined through arms-length negotiations between representatives of the Corporation and GECC. The following is brief discussion of the history of the transaction.

     At a Board of Directors meeting on January 19, 1996, the Chairman reported that several companies had expressed an interest in discussing the possibility of acquiring the Corporation but that no discussions had been engaged. The Chairman then stated that he thought the Board of Directors should study the possibility of a sale of the Corporation because of the potential advantages to shareholders. He also recommended that other strategic alternatives be evaluated, with the objective of determining whether an alternative existed that was preferable to pursuing the current business plan. The Chairman also discussed the trend toward consolidation in the insurance industry.

     After extended discussion, the Board agreed to establish a Strategic Alternatives Committee (referred to in this Section as the "Committee") to evaluate strategic alternatives including a possible sale. The Committee consisted of Ms. Julie S. Roberts, who later agreed to serve as the Committee Chair, and Messrs. Robert E. Chappell, Jr., Robert D. Shapiro and Charles B. Walker. The Board also approved management's recommendation to retain CS First Boston and Morgan Stanley (hereinafter referred to collectively as the "Financial Advisors") to assist with the consideration of strategic alternatives.

     During the next several months the Committee considered, with the assistance of management and the Financial Advisors, various strategic alternatives, including (i) modification of the Corporation's business plan;
(ii) injection of additional equity capital; (iii) increasing financial leverage, including the payment of an extraordinary dividend or initiation of a share repurchase program; (iv) modification of the Corporation's asset management philosophy, including investment in higher yielding asset categories;
(v) increased aggressiveness in underwriting approaches; (vi) various reinsurance alternatives; (vii) possible growth through acquisitions; and (viii) the possible sale of one of the Corporation's business units. The Committee generally met weekly either in person or by conference telephone call with counsel and frequently with management and representatives of the Financial Advisors in attendance. During that time period the five-year business plan was updated and actuarial analyses of the Corporation's insurance in force and future business were prepared. After consultation with members of the Gottwald family in which the family expressed an interest in a sale but only at a substantial premium over market, the Committee also considered the feasibility of a sale of Common Stock owned by the Gottwalds to a third party as well as a possible repurchase of their shares. The Committee concluded that neither option would maximize value for shareholders and, accordingly, did not recommend pursuing either alternative. In addition, the Committee recognized that the importance of maintaining the Corporation's high ratings with the rating agencies made some of the alternatives that were explored by the Committee impractical.

     At a meeting on April 2, 1996, Ms. Roberts reported to the Board of Directors on behalf of the Committee. She gave the Board an overview of the Committee's work. She then reported that while the Committee had concluded that the Corporation was in excellent financial condition with prospects for sustained growth, the Committee believed that a sale at a substantial premium to existing market value was possible and could be more beneficial to shareholders than the other alternatives analyzed. She confirmed that the Committee had taken into consideration that the Gottwald family was interested in exploring the possibility of a sale only at a substantial premium. Ms. Roberts then reported that the Committee recommended that the Corporation solicit indications of interest from a small number of targeted companies under a tightly controlled process designed to preserve confidentiality, which was considered important to protect the Corporation's franchise.

     After extended discussion, the Board of Directors authorized the Financial Advisors to explore with a select group of companies whether such companies were interested in acquiring the Corporation at a substantial premium over market. The list of companies to be approached, the nature of each approach and the information to be provided was reviewed with the Committee in advance. Initial contacts were made with each of the potential acquirors during the week of April 23, 1996. All but two of the companies contacted expressed an interest in exploring a possible transaction and entered into a confidentiality agreement with the Corporation.

     Thereafter, the Committee received periodic updates from the Financial Advisors as to the progress of discussions with potential acquirors. June 6, 1996, was established as the date for the submission to the Corporation of preliminary expressions of interest in a transaction. On June 4, 1996, an article appeared in the Wall Street Journal suggesting that the Corporation was exploring a possible sale. While the Corporation's Board of Directors had taken special steps to preserve confidentiality because of the risk of damage to the Corporation's franchise, the conclusion was reached that the Wall Street Journal article was sufficiently specific that the Corporation could not simply decline comment. Accordingly, on June 4, 1996, the Corporation announced that the Board of Directors had authorized an exploration of strategic alternatives including a possible sale of the Corporation.

     On June 6, 1996, expressions of interest were received from five potential acquirors, including GECC. On June 11, 1996, the Committee and the Corporation's Board of Directors reviewed with the Financial Advisors the expressions of interest that had been received. The Board on the recommendation of the Committee agreed to continue discussions with four of the potential acquirors. The Financial Advisors also informed the Board that unsolicited expressions of interest had been received from two additional potential acquirors. The Board of Directors authorized the Financial Advisors to explore the possibility of a transaction with each of the new parties. Following further discussions, one such party elected not to pursue a transaction and the other submitted a proposal that was not considered sufficient to justify further discussions.

     After June 11, 1996, discussions continued with each of the four potential purchasers. In July, potential purchasers received a draft of a definitive agreement. July 30, 1996, was established as the deadline for the submission of proposals to acquire the Corporation. On that date, two of the four potential acquirors advised that they had elected not to pursue a transaction with the Corporation. GECC and one other potential acquiror submitted written proposals, including written comments to the draft agreement. GECC proposed a cash merger in which the holders of the shares of Common Stock would receive $34.00 per share. GECC also indicated a willingness to have a modest portion of any consideration in the form of a preferred security, but the Corporation's Board concluded that a cash transaction was the most likely way to obtain the highest price for shareholders. The other proposal also involved a cash merger in which the holders of Common Stock would receive $34.25 per share. GECC's proposed modifications to the draft purchase agreement were substantially less than those proposed by the other potential purchaser. On August 2, 1996, counsel for the Corporation distributed revised drafts of a purchase agreement to GECC and the other potential acquiror, responding to the changes that each of them had proposed to the Corporation's initial draft. Thereafter, each party was asked to make its best offer with the understanding that the Corporation would pursue contract negotiations only with the bidder making the most favorable offer. At a telephonic meeting of the Board of Directors on Friday afternoon, August 2, 1996, the Board of Directors determined that the Corporation would continue contract negotiations only with GECC with an offer price of $35.00 per share.

     On Saturday morning, August 3, 1996, while negotiations on the definitive agreement with GECC were continuing, counsel for the Corporation received an unsolicited letter from the other potential acquiror offering a cash price of $36.00 per share. At a noon telephonic meeting of the Corporation's Board of Directors, the Board of Directors agreed to communicate to the other offer or that the Corporation's Board would not be in a position to consider the latest proposal unless it was in the form of an executed purchase agreement substantially in the form of the draft agreement delivered by the Corporation's counsel on Friday, August 2, 1996.

     At a telephonic meeting of the Board of Directors at 9:30 p.m. on Saturday evening, counsel reported that an executed definitive agreement had been received from the other potential acquiror that contained terms and conditions substantially the same as the Corporation's latest draft and a cash purchase price of $36.00 per share. Counsel also reported that the letter transmitting the definitive agreement stated that the proposal remained open only until 5:00 p.m. on Sunday, August 4, 1996. After extensive discussions with counsel and the Financial Advisors, the Corporation's Board of Directors agreed to meet again at 10:30 on Sunday morning.

     On Sunday morning, August 4, 1996, in response to a request by GECC for a counter-proposal and, after consultation with counsel and the Financial Advisors, the Board agreed that the Corporation should offer to enter into a cash merger with GECC at a purchase price of $37.00 per share. GECC did not accept the offer but countered by offering to acquire the Corporation at a cash price of $36.15 per share and indicated that this offer would be withdrawn if not accepted promptly. The proposed terms and conditions of GECC's offer also included restrictions on the Corporation's investment portfolio during the period between the execution of a definitive agreement and closing of the Merger. The Financial Advisors indicated to the Board that the other potential acquiror had informed the Financial Advisors that it could not increase its $36.00 per share offer without additional time. The Board of Directors then discussed its concern over the fiduciary duty implications of some of the proposed investment restrictions prior to closing. After further negotiations, GECC agreed to reduce the restrictions on the investment portfolio. Shortly thereafter the Corporation's Board received a written confirmation from GECC of execution of a definitive agreement for a cash merger at $36.15 per share of Common Stock. The Merger Agreement was executed, and public announcement of such execution was made, on August 5, 1996.

REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     At its August 4, 1996, meeting, the Corporation's Board of Directors determined that the Merger is fair to, and in the best interests of, the Corporation and its shareholders. Accordingly, at such meeting, the Board of Directors unanimously approved the Merger Agreement and the Plan of Merger and directed that the Merger Agreement and the Plan of Merger be submitted to the Corporation's common shareholders for approval.

     THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS THAT THE CORPORATION'S COMMON SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE PLAN OF MERGER.

     The determination of the Corporation's Board of Directors to approve the Merger Agreement and the Plan of Merger was based upon consideration of a number of factors. The following list includes material factors considered by the Board of Directors in its evaluation of the Merger:

             (i) The Board's familiarity with the business, operations, financial condition, competitive position and prospects of the Corporation and the nature of the industry in which the Corporation participates, both on a historical and a prospective basis;

            (ii) The Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of the Corporation, on both a historical and a prospective basis, and the influence of current industry, economic and market conditions;

           (iii) The Board's extensive study of strategic alternatives, including a possible sale, that included actuarial analyses of the Corporation's insurance in force and its future business (none of the strategic alternatives considered appeared to be as favorable to the holders of the shares of Common Stock);

            (iv) The fact that the Board had publicly announced that it was exploring strategic alternatives to maximize shareholder value, including a possible sale of the Corporation;

             (v) The fact that procedures to elicit proposals to acquire the
                 Corporation had been implemented and that negotiations had been conducted with likely interested parties in the context of a prolonged and comprehensive process to maximize value;

            (vi) The Board's review of the historical and prospective market prices of the Common Stock compared to the Merger
                 Consideration;

           (vii) The Board's review of presentations by, and discussion of the terms and conditions of the Merger with, senior executive officers of the Corporation, representatives of its legal counsel and representatives of CS First Boston and Morgan Stanley;

          (viii) The Board's receipt of the written opinions of CS First Boston and Morgan Stanley to the effect that, as of the dates of such opinions and based upon and subject to certain matters stated therein, the Merger Consideration was fair to the holders of shares of Common Stock from a financial point of view;

            (ix) The Board's consideration of the terms of the Merger Agreement, including the absence of a financing condition and the inclusion of a fiduciary out in the event of a Superior Proposal (as hereinafter defined); and

             (x) The fact that GECC's offer was the highest offer received.


     In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Corporation's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     The Board of Directors recognizes that upon consummation of the Merger common shareholders of the Corporation will no longer have their equity interests in the Corporation or any interest in any future growth of the Corporation. The Board of Directors has determined, based upon consideration of the material factors specified above, however, that the Merger is in the best interests of shareholders and is consistent with maximizing shareholder value.

OPINIONS OF FINANCIAL ADVISORS

     CS FIRST BOSTON. CS First Boston has acted as financial advisor to the Corporation in connection with the Merger. CS First Boston was selected by the Corporation based on CS First Boston's experience, expertise and familiarity with the Corporation and its business. CS First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.

     In connection with CS First Boston's engagement, the Corporation requested that CS First Boston evaluate the fairness of the Merger Consideration from a financial point of view. On August 4, 1996, at a special meeting of the Board of Directors of the Corporation held to evaluate the proposed Merger, CS First Boston rendered to the Corporation's Board of Directors an oral opinion (subsequently confirmed by delivery of a written opinion dated August 5, 1996) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration to be received by the holders of Common Stock in the Merger was fair to such shareholders from a financial point of view.

     THE FULL TEXT OF CS FIRST BOSTON'S WRITTEN OPINION TO THE BOARD OF DIRECTORS OF THE CORPORATION DATED AUGUST 5, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX II-A TO THIS PROXY STATEMENT (THE "CS FIRST BOSTON OPINION") AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF THE CORPORATION ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE CS FIRST BOSTON OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE CS FIRST BOSTON OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, CS First Boston reviewed certain publicly available business and financial information relating to the Corporation, as well as the Merger Agreement. CS First Boston also reviewed certain other information, including financial forecasts, provided to CS First Boston by the Corporation and met with the management of the Corporation to discuss the business and prospects of the Corporation. CS First Boston also reviewed certain analyses prepared on behalf of the Corporation concerning certain actuarial matters relating to the Corporation. CS First Boston also considered certain financial and stock market data of the Corporation and compared that data with similar data for other publicly held companies in businesses similar to those of the Corporation and considered the financial terms of certain other business combinations and other transactions recently effected. CS First Boston also considered such

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
other information, financial studies, analyses and investigations and financial, economic and market criteria that CS First Boston deemed relevant.

     In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CS First Boston and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Corporation as to the future financial performance of the Corporation. In addition, CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Corporation, nor was CS First Boston furnished with any such evaluations or appraisals other than the actuarial analyses prepared on behalf of the Corporation. For purposes of its opinion, CS First Boston also relied without independent verification on the actuarial analyses prepared on behalf of the Corporation and assumed that such analyses were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the Corporation's insurance in force and future business. The CS First Boston Opinion was necessarily based on financial, stock market and other conditions as they existed and could be evaluated on the date of its opinion. In connection with its engagement, CS First Boston was requested to approach third parties to solicit indications of interest in a possible acquisition of the Corporation and held discussions with certain of these parties prior to the date of its opinion. Although CS First Boston evaluated the Merger Consideration from a financial point of view, CS First Boston was not requested to, and did not, recommend the Merger Consideration, which was determined through negotiation between the Corporation and GECC. No other limitations were imposed by the Corporation on CS First Boston with respect to the investigations made or procedures followed by CS First Boston in rendering its opinion.

     In preparing its opinion to the Board of Directors of the Corporation, CS First Boston performed a variety of financial and comparative analyses. The summary of CS First Boston's analyses does not purport to be a complete description of the analyses underlying the CS First Boston Opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinion is not readily susceptible to summary description. In arriving at its opinion, CS First Boston made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CS First Boston made numerous assumptions with respect to the Corporation, industry performance, regulatory, general business, economic, market and financial considerations and other matters, many of which are beyond the control of the Corporation. No company, transaction or business used in such analyses as a comparison is identical to the Corporation or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CS First Boston's opinion and financial analyses were only one of many factors considered by the Board of Directors of the Corporation in its evaluation of the Merger and should not be viewed as determinative of the views of the Corporation's Board or management with respect to the Merger Consideration or the proposed Merger.

     The following is a summary of certain of the analyses performed by CS First Boston in connection with the CS First Boston Opinion:

     ACTUARIAL ANALYSIS. CS First Boston examined the actuarial analyses of the Corporation's insurance in force and future business as of December 31, 1995, and December 31, 1996, and derived the implied per share equity values for the Corporation as of such dates based on such analyses. Utilizing discount rates of 10% to 14% and percentages of company action level risk-based capital ("RBC") of 200% to 250%, this analysis resulted in equity reference ranges for the Corporation of approximately $22.65 to $38.41 per share as of December 31, 1995, and approximately $25.86 to $43.39 per share as of December 31, 1996.

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
     DISCOUNTED FUTURE STOCK PRICE AND DIVIDEND ANALYSIS. Based on management's five-year operating and financial projections, CS First Boston calculated a range of implied Common Stock prices at June 30, 2001, assuming management's projections were achieved. The range of estimated future Common Stock prices at June 30, 2001 was computed as the prospective year's net operating earnings multiplied by price/earnings ratios of 9.5x and 11.5x. This range of stock prices and intervening quarterly dividends, assuming a payout ratio equivalent to the Corporation's current payout ratio, were then discounted to June 30, 1996 using discount rates of 12% to 14%, resulting in a present value equity reference range for the Corporation based on such analysis of approximately $28.15 to $36.67 per share.

     SELECTED PUBLIC COMPANY ANALYSIS. CS First Boston reviewed and compared certain financial, operating and stock market information relating to the Corporation with similar information relating to 14 selected publicly traded life insurance and annuity companies, consisting of: AFLAC, Inc., American General Corporation, American National Insurance Co., The Equitable Companies, Inc., Equitable of Iowa Companies, Jefferson-Pilot Corporation, Liberty Corporation, Protective Life Corporation, Providian Corporation, ReliaStar Financial Corp., SunAmerica, Inc., Torchmark Corporation, USLIFE Corporation and Western National Corporation (collectively, the "CS First Boston Selected Public Companies"). CS First Boston compared market values as multiples of estimated fiscal 1996 and fiscal 1997 net operating income and most recent reported book value computed in accordance with generally accepted accounting principles ("GAAP"), excluding the effect of Statement of Financial Accounting Standard No. 115 ("FAS 115"), and adjusted market values (equity market value plus net debt) as a multiple of latest 12 months operating earnings before interest and taxes ("EBIT"). The ranges of multiples of estimated fiscal 1996 and fiscal 1997 net operating income, most recent reported GAAP book value (excluding the effect of FAS 115) and latest 12 months operating EBIT for the CS First Boston Selected Public Companies were as follows: (i) estimated fiscal 1996 and fiscal 1997 net operating income: 8.9x to 14.4x and 8.0x to 12.6x, respectively; (ii) most recent reported GAAP book value (excluding the effect of FAS 115): 0.8x to 3.0x; and (iii) latest 12 months operating EBIT: 3.6x to 17.3x. Based on a review of such multiples, CS First Boston derived equity reference ranges for the Corporation based on such analysis of approximately $24.00 to $28.00 per share (assuming no control premium were applied) and approximately $31.00 to $36.00 per share (assuming a control premium of 20% to 40% were applied). All multiples were based on closing stock prices on July 30, 1996. Estimated financial information was based on, in the case of CS First Boston Selected Public Companies, estimates of research analysts as reported by First Call and, in the case of the Corporation, internal estimates of the Corporation's management.

     SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, CS First Boston analyzed the purchase prices and implied transaction multiples paid in 11 recent selected life insurance and annuity transactions, consisting of (acquiror/target): GECC/GNA Corporation, GECC/United Pacific Life Insurance Company, GECC/Harcourt General Insurance Company, Torchmark/American Income Holding, Inc., American General Corporation/Franklin Life Insurance Company, Conseco, Inc./CCP Insurance, Inc., Zurich Insurance Company/Kemper Corporation, Jefferson-Pilot Corporation/Alexander Hamilton Life Insurance Company of America, GECC/The Life Insurance Company of Virginia, Conseco, Inc./Life Partners Group, Inc., and Provident Companies, Inc./The Paul Revere Corporation (the "CS First Boston Selected Transactions"). CS First Boston compared purchase prices as multiples of latest 12 months net operating income and most recent reported GAAP book value (excluding the effect of FAS 115), and transaction values as a multiple of latest 12 months operating EBIT. The ranges of multiples of last 12 months net operating income, most recent reported GAAP book value (excluding the effect of FAS 115) and latest 12 months operating EBIT for the CS First Boston Selected Transactions were as follows: (i) latest 12 months net operating income: 9.4x to 37.4x; (ii) most recent reported GAAP book value (excluding the effect of FAS 115):
     0.9x to 2.8x; and (iii) latest 12 months operating EBIT: 5.8x to 22.4x. Based on a review of such multiples, CS First Boston derived an equity reference range for the Corporation based on such analysis of approximately $31.00 to $38.00 per share. All multiples for the CS First Boston Selected Transactions were based on information available at the time of announcement of such transaction.

     PREMIUM ANALYSIS. CS First Boston analyzed the premiums paid in recent selected merger and acquisition transactions of public companies relative to prior public market trading prices for such companies four weeks prior to public announcement of such transactions. The average premium paid in 16 selected transactions reviewed by CS First Boston involving insurance companies was approximately 37.0% (with a median of approximately 29.3%). The transactions reviewed by CS First Boston were (acquiror/target):
     General Re Corporation/National Re Corporation, Provident Companies, Inc./The Paul Revere Corporation, Conseco, Inc./Life Partners Group, Inc., American General Corporation/Independent Insurance Group, Inc., SCOR S.A./SCOR U.S. Corporation, Berkshire

     Hathaway Inc./GEICO Corporation, Financial Security Assurance Holdings Ltd./Capital Guaranty Corporation, Unitrin, Inc./Milwaukee Insurance Group, Inc., American Annuity Group, Inc./Laurentian Capital Corporation, Zurich Insurance Group/Kemper Corporation, Conseco, Inc./CCP Insurance, Inc., Zurich Reinsurance Centre Holdings, Inc./Re Capital Corporation, CNA Financial Corporation/The Continental Corporation, Torchmark Corporation/American Income Holding, Inc., The NWNL Companies, Inc./USLICO Corporation, and Conseco Capital Partners II, L.P./The Statesman Group, Inc. CS First Boston also reviewed the premiums paid in 125 selected transactions involving companies in various industries having transaction values of $500 million to $3.0 billion, which indicated an average premium of approximately 38.8% (with a median of approximately 34.6%). The Merger Consideration represents a premium to the closing stock price of the Common Stock on June 3, 1996 (the trading day prior to public announcement of the Corporation's intention to explore alternatives to maximize shareholder value) of approximately 33.9%.

     No company, transaction or business used in the "Selected Public Company Analysis," the "Selected Transaction Analysis" or the "Premium Analysis" as a comparison is identical to the Corporation or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the CS First Boston Selected Public Companies, CS First Boston Selected Transactions or the business segment, company or transaction to which they are being compared.

     Pursuant to the terms of CS First Boston's engagement, the Corporation has agreed to pay CS First Boston for its services in connection with the Merger an aggregate financial advisory fee of approximately $9.2 million. The Corporation also has agreed to reimburse CS First Boston for out-of-pocket expenses incurred by CS First Boston in performing its services, including the fees and expenses of legal counsel and any other advisor retained by CS First Boston, and to indemnify CS First Boston and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CS First Boston's engagement.

     CS First Boston has in the past performed certain investment banking services for the Corporation and GECC and has received customary fees for such services. In the ordinary course of business, CS First Boston and its affiliates may actively trade the debt and equity securities of both the Corporation and GECC for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     MORGAN STANLEY. The Corporation's Board of Directors retained Morgan Stanley in connection with the Corporation's exploration of strategic alternatives, including the possible sale of the Corporation, based upon Morgan Stanley's qualifications, expertise and reputation. On August 4, 1996, at a meeting of the Corporation's Board held to evaluate the Merger, Morgan Stanley delivered its oral opinion to the Corporation's Board to the effect that, as of such date and based upon and subject to certain considerations set forth in the written opinion of Morgan Stanley dated August 5, 1996, the Merger Consideration was fair from a financial point of view to holders of Common Stock. The oral opinion of Morgan Stanley on August 4, 1996, was confirmed by the written opinion of Morgan Stanley dated as of August 5, 1996, the date of the Merger Agreement.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED AUGUST 5, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX II-B TO THIS PROXY STATEMENT (THE "MORGAN STANLEY OPINION") AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF THE SHARES OF COMMON STOCK ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE CORPORATION'S BOARD OF DIRECTORS AND THE FAIRNESS OF THE MERGER CONSIDERATION, FROM A FINANCIAL POINT OF VIEW, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Morgan Stanley (i) reviewed certain publicly available financial statements and other information of the Corporation, (ii) reviewed certain internal financial statements and other financial and operating data concerning the Corporation prepared by the management of the Corporation,
(iii) analyzed certain financial projections prepared by the management of the Corporation, (iv) discussed the past and current operations and financial condition and the prospects of the Corporation with senior executives of the Corporation, (v) reviewed the reported prices and trading activity for the Common Stock, (vi) compared the financial performance of the Corporation and the prices and trading activity of the Common Stock with that of certain other comparable publicly traded companies and their securities, (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (viii) participated in discussions among representatives of the Corporation and their financial and legal advisors, (ix) reviewed the Merger Agreement, (x) reviewed the actuarial analyses prepared on behalf of the Corporation and (xi) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of the Morgan Stanley Opinion. With respect to the financial projections, Morgan Stanley assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Corporation. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Corporation; however, Morgan Stanley relied upon the actuarial analyses prepared on behalf of the Corporation, without independent verification, for purposes of its opinion. The Morgan Stanley Opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the Morgan Stanley Opinion. Although Morgan Stanley evaluated the Merger Consideration from a financial point of view, Morgan Stanley was not requested to, and did not, recommend the Merger Consideration. No other limitations were imposed by the Corporation on Morgan Stanley with respect to the investigations made or procedures followed by Morgan Stanley in rendering its opinion.

     The following is a summary of certain analyses performed by Morgan Stanley in connection with the Morgan Stanley Opinion:

     COMMON STOCK PERFORMANCE. Morgan Stanley's analysis of Common Stock performance consisted of a historical analysis of: closing prices and trading volumes from August 2, 1995, through August 1, 1996; the Corporation's indexed price performance from December 8, 1992 (the date of the Corporation's initial public offering), to August 1, 1996, relative to the indexed price performance of (i) Standard & Poor's industrial average of 500 stocks (the "S&P 500"), (ii) Standard & Poor's life insurance index (the "S&P Life Insurance Index") and (iii) the high and low prices for the Common Stock in the 12 months ended August 1, 1996. From December 8, 1992, to August 1, 1996, the Common Stock underperformed the S&P 500 and the S&P Life Insurance Index. In the 12 months ended August 1, 1996, the Common Stock closed at a high of $32.39 per share and a low of $23.50 per share.

     SELECTED PUBLIC COMPANY ANALYSIS. Morgan Stanley compared certain financial information of the Corporation with corresponding publicly available information of eight selected publicly traded corporations in the life insurance industry, consisting of: American General Corporation, American National Corporation, Equitable of Iowa Companies, Jefferson-Pilot Corporation, Protective Life Corporation, ReliaStar Financial Corporation, SunAmerica, Inc., and US Life Corporation (the "Morgan Stanley Selected Public Companies"). Morgan Stanley compared per share common stock market prices of the Morgan Stanley Selected Public Companies as a multiple of (i) actual adjusted operating earnings per share ("EPS") (excluding realized investment gains/losses) for the 12 months ended March 31, 1996; (ii) Institutional Brokers Estimate System ("I/B/E/S") EPS estimates for 1996;
     (iii) I/B/E/S EPS estimates for 1997; and (iv) adjusted GAAP book value per share (excluding the effects of FAS 115) as of March 31, 1996. The ranges of multiples of actual adjusted operating EPS (excluding realized investment gains/losses) for the 12 months ended March 31, 1996, I/B/E/S EPS estimates for 1996, I/B/E/S EPS estimates for 1997 and adjusted GAAP book value per share (excluding the effects of FAS 115) for the Selected Public Companies were as follows: (i) actual operating EPS (excluding realized investment gains/losses) for the 12 months ended March 31, 1996:
     10.3x to 17.5x; (ii) I/B/E/S EPS for 1996: 9.7x to 14.5x; (iii) I/B/E/S EPS
     estimates for 1997: 8.6x to 12.7x; and (iv) adjusted GAAP book value per share (excluding the effects of FAS 115): 0.80x to 3.05x. Based on a review of such multiples, Morgan Stanley derived an implied equity reference range for the Corporation based on such analysis of approximately $28.00 to $32.00 per share.

     No company utilized in the Selected Public Company Analysis as a comparison is identical to the Corporation. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of the Corporation and other factors that could affect the public trading value of the Morgan Stanley Selected Public Companies or company to which it is being compared. Mathematical analysis (such as determining the average or the median) is not itself a meaningful method of using Morgan Stanley Selected Public Company data.

     SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, Morgan Stanley analyzed the purchase prices and implied transaction multiples paid in 24 selected transactions in the life insurance industry, consisting of (target/acquiror): Golden American Life Insurance/Equitable of Iowa Companies, Life Partners Group, Inc./Conseco, Inc., United Companies Life Insurance Company/Knightsbridge Capital Fund, L.P., UNUM's Tax-

     Sheltered Annuity Business/Lincoln National Corporation, The Life Insurance Company of Virginia (a subsidiary of Aon Corporation)/GECC, CalFarm Life Insurance/SunAmerica, Inc., Ford Life Insurance Company (a subsidiary of Ford Motor Company)/SunAmerica, Inc., Connecticut Mutual Life Insurance Company/Massachusetts Mutual Life Insurance Company, Financial Benefit Group Inc./Amvestors Financial Corporation, Alexander Hamilton Life/Jefferson-Pilot Life, Laurentian Capital Corporation/American Annuity Group, CCP Insurance, Inc. (49% owned by Conseco, Inc.)/Conseco, Inc., Lamar Financial Group/Life Partners Group, Inc., Bankers Life Insurance Company (a subsidiary of Southwestern Life)/Indianapolis Life Insurance Company, Integon Life Corporation/PennCorp Financial Group, Western National Company (a subsidiary of American Brands)/American General Corporation, Meridian Life Insurance Company/Intercontinental Life Corporation, USLICO Corporation/NWNL Companies, Harcourt General Insurance Company (a subsidiary of Harcourt General, Inc.)/GECC, Statesman Group/Conseco Capital Partners II, L.P. (affiliate of Conseco, Inc.), First Variable Life Insurance Company (a subsidiary of Monarch Life)/Irish Life of North America (a subsidiary of Irish Life Assurance plc), United Pacific Life Insurance Company (a subsidiary of Reliance Group)/GECC, and GNA Corporation (a subsidiary of Weyerhaeuser Company)/GECC (the "Morgan Stanley Selected Transactions"). The ranges of multiples of latest 12 months net operating earnings (excluding realized investment gains/losses) and adjusted GAAP book value for the Morgan Stanley Selected Transactions were as follows: (i) latest 12 months net operating earnings (excluding realized investment gains/losses): 6.3x to 22.2x and (ii) adjusted GAAP book value: 0.79 to 2.0x. Based on a review of such multiples, Morgan Stanley derived an implied equity reference range for the Corporation based on such analysis of approximately $32.00 to $36.00 per share.

     No transaction utilized in the Selected Transactions Analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of the Corporation and other factors that could affect the acquisition value of the companies to which it is being compared. Mathematical analysis (such as determining the average or median) is not itself a meaningful method of using Morgan Stanley Selected Transactions data.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Corporation.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Corporation. The analyses performed by Morgan Stanley and estimates combined therein are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Stanley's analysis of whether the Merger Consideration is fair from a financial point of view to holders of the shares of Common Stock, and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Corporation might actually be sold. Accordingly, such estimates and analyses are inherently subject to substantial uncertainty.

     As described above, the Morgan Stanley Opinion and the information provided by Morgan Stanley to the Corporation's Board of Directors were two of a number of factors taken into consideration by the Board in making its determination to recommend approval of the Merger Agreement and Plan of Merger and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the entire Board or the view of the management with respect to the value of the Corporation. The Merger Consideration was determined through negotiations between GECC and its advisors and the Corporation, and was approved by the Corporation's Board of Directors.

     The Corporation's Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business,

Morgan Stanley and its affiliates may actively trade the debt and equity securities of the Corporation for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and investment banking services to the Corporation, for which services Morgan Stanley has received customary fees.

     Pursuant to an agreement between the Corporation and the Financial Advisors, Morgan Stanley is entitled to a fee of approximately $9.2 million upon consummation of the Merger. The Corporation has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses, including the reasonable fees of its outside legal counsel engaged with the Corporation's consent. The Corporation has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees, and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under the federal securities laws.

NO SOLICITATION; FIDUCIARY DUTIES

     The Merger Agreement provides that the Corporation will refrain from, and cause its affiliates, officers, directors, employees, representatives or agents to refrain from, directly or indirectly, encouraging, soliciting, participating in or initiating discussions with, or providing any information to, any person or entity other than GECC or Merger Subsidiary or any affiliate or designee of GECC or Merger Subsidiary with respect to an Acquisition Proposal (as hereinafter defined), PROVIDED THAT (i) the Corporation's Board of Directors may take a position contemplated by Rule 14e-2 under the Securities Exchange Act of 1934 (the "Exchange Act") with regard to a tender offer; and (ii) the Corporation may furnish information to a person or entity in response to an unsolicited request therefor (subject to a confidentiality agreement with terms no less favorable to the Corporation than the terms of the Confidentiality Agreement, dated April 23, 1996, with GECC) and may participate in discussions with such person or entity regarding an Acquisition Proposal if (i) the person or entity has submitted an unsolicited Superior Proposal (as hereinafter defined) and (ii) the Board of Directors of the Corporation determines in its good faith judgment that it is required to participate in such discussions in order to comply with its fiduciary duties to shareholders under applicable law.

     The Merger Agreement also prohibits the Board of Directors of the Corporation from (i) withdrawing its recommendation of the Merger or (ii) approving or recommending an Acquisition Proposal; PROVIDED THAT the Board of Directors may withdraw its recommendation or approve and recommend an Acquisition Proposal if it determines in its good faith judgment that it is required to do so in order to comply with its fiduciary duties under applicable law and notifies GECC in advance of such action. An "Acquisition Proposal" is
(i) the acquisition of the Corporation or any of its subsidiaries by merger or otherwise by any person or entity other than GECC or Merger Subsidiary or an affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 10% or more of the total assets or insurance in force of the Corporation and its subsidiaries; (iii) the acquisition by a Third Party of 10% or more of the outstanding shares of Common Stock or the outstanding capital stock of any subsidiary of the Corporation; (iv) a tender or exchange offer for 10% or more of the outstanding shares of Common Stock or the filing of a registration statement in connection therewith; or (v) any public announcement of a plan to do or an agreement to engage in any of the foregoing. A "Superior Proposal" is any BONA FIDE proposal from a Third Party to acquire, directly or indirectly, for cash or securities all of the outstanding Common Stock or all or substantially all of the assets of the Corporation on terms that the Board of Directors of the Corporation determines in its good faith judgment to be more favorable to the Corporation's shareholders than the Merger. See " -- Terms of the Merger - Termination."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     GENERAL. In addition to (i) shares of Common Stock held by directors and executive officers of the Corporation for which they will receive the same consideration as other common shareholders of the Corporation, and (ii) Stock Options and Phantom Stock Rights granted pursuant to certain Corporation compensation plans, which will be treated as described under " -- General," certain executive officers of the Corporation are parties to agreements with the Corporation pursuant to which significant payments and other benefits may be provided to such persons.

     TERMINATION AND CHANGE IN CONTROL AGREEMENTS. On March 23, 1995, February 16, 1996, and April 2, 1996, the Corporation and 16 executive officers of the Corporation (together, the "Executives" and individually, an "Executive") entered into termination and change in control agreements (the "Agreements") to encourage the Executives to remain with the Corporation during periods of uncertainty with respect to the Corporation's ownership and to prevent the distraction of the Executives from their operating responsibilities during such periods. The Agreements provide each Executive with the termination of employment benefits described below if the Executive's employment is terminated by the Corporation without Cause (as hereinafter defined) or the Executive voluntarily terminates his employment for Good Reason (as hereinafter defined) within the sixty month period following a Change in Control (as hereinafter defined). The Merger will constitute a Change in Control under the Agreements.

     The following termination benefits are provided for under the Agreements: a payment equal to 1.0, 2.0 or 3.0 (depending on the Executive) of the sum of the Executive's base salary as of his termination date and his average bonus for the two calendar years immediately preceding the Change in Control. Any termination benefits payable are grossed-up to the extent an Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, due to the receipt thereof. The Agreements also preserve the Executive's rights as presently defined in the Corporation's Amended and Restated Articles of Incorporation. The Corporation's Amended and Restated Articles of Incorporation presently require the Corporation to indemnify any officer or director who is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of the Corporation, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

     Cause is defined in each Agreement as (i) willful and continued failure by the Executive to perform his duties; (ii) a material breach by the Executive of his fiduciary duties to the Corporation; (iii) conviction of a felony; or (iv) willful, flagrant, deliberate and repeated infractions of material published policies and regulations of the Corporation. Good reason is defined to be any of the following actions: (i) the failure by the Corporation's Board of Directors to reelect the Executive to the Executive's position with the Corporation as of the date of the Change in Control (and the Executive resigns within six months of the failure to reelect); (ii) a material modification by the Corporation's Board of Directors of the duties, functions and responsibilities of the Executive in his current position without his consent; (iii) the failure of the Corporation to permit the Executive to exercise the responsibilities that are consistent with the Executive's position; (iv) a change in the Executive's principal place of employment more than 50 miles from his current place of employment; (v) the failure to make a payment to the Executive when due; or (vi) any reduction in the Executive's base salary, incentive bonus or benefits.

     If payment obligations (including estimated tax-related payments) under their respective Agreements are triggered in connection with the Merger, an aggregate of approximately $14.09 million would be payable to the Corporation's current executive officers as a group. Such amounts were calculated as of September 30, 1996.

     A Change in Control will be deemed to occur if: (i) after the date of the Agreement, any person, including a "group" as defined in section 13(d)(3) of the Exchange Act, becomes, directly or indirectly, the beneficial owner of Corporation securities having 30% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation's directors (other than as a result of an issuance of securities initiated by the Corporation, or open market purchases approved by the Corporation's Board of Directors, as long as the majority of the Board of Directors approving the purchases are directors at the time the purchases are made); or (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors or any combination of these transactions, the persons who were directors of the Corporation before any such transactions cease to constitute a majority of the Board, or any successor's board, within three years of the last of such transactions.

     INDEMNIFICATION AND LIMITS ON LIABILITY. GECC has agreed to cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted under law, each Indemnified Party against all losses, claims, damages, liabilities, costs and expenses, judgments, fines and penalties arising out of any acts or omissions by him or her in his or her capacity as such occurring before the Effective Time in connection with the Merger, including liabilities under the federal securities laws and state corporation laws. For a period of six years following the Effective Time, GECC shall cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and Bylaws providing for (i) exculpation of directors and officers and (ii) indemnification of the Indemnified Parties to the fullest extent permitted by the Virginia Act. For a period of three years following the Effective Time, GECC shall cause directors' and officers' liability insurance to be maintained for the Indemnified Parties who are currently covered by the Corporation's existing directors' and officers' liability insurance policies on terms substantially no less advantageous than such existing insurance; PROVIDED THAT GECC may reduce such coverage if the annual premium for maintaining such coverage would exceed two times the last annual premium paid by the Corporation for its existing coverage.

EFFECTIVE TIME OF THE MERGER

     On the Closing Date (or such other date as the parties may agree), the Corporation and Merger Subsidiary shall file: (i) Articles of Merger with the Virginia Commission; and (ii) the Delaware Certificate with the Delaware Secretary of State, each executed in accordance with the relevant provisions of the Virginia Act and the DGCL, respectively. The Effective Time for the Merger shall be upon the last to occur of (i) the issuance of a Certificate of Merger by the Virginia Commission, (ii) the filing of the Delaware Certificate with the Delaware Secretary of State or (iii) such later time as is specified in the Plan of Merger. See " -- Terms of the Merger - Conditions to the Merger."

PAYMENT FOR SHARES OF COMMON STOCK

     As a result of the Merger, holders of certificates formerly representing shares of Common Stock will cease to have any equity interest in the Surviving Corporation. After consummation of the Merger all certificates formerly evidencing shares of Common Stock (other than shares owned by GECC, Merger Subsidiary or any of their respective subsidiaries) will be required to be surrendered to the Paying Agent in order to receive the Merger Consideration to which holders thereof will be entitled as a result of the Merger. No interest will be paid or accrued on the cash payable upon the surrender of such certificates.

     Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded by the Paying Agent to holders of certificates formerly evidencing shares of Common Stock as promptly as practicable following the Effective Time. HOLDERS OF SHARES OF COMMON STOCK SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. Upon surrender of stock certificates and other required documents to the Paying Agent, the Paying Agent, as promptly as practicable following its receipt of the certificates, will distribute the Merger Consideration (subject to applicable withholding taxes) for each share represented by such stock certificates to the holder thereof.

     If payment with respect to cancelled shares of Common Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it will be a condition to such payment that the certificate or instrument so surrendered is properly endorsed or is otherwise in proper form for transfer and that the person requesting such payment has paid any transfer and other taxes required by reason of such payment to a person other than that of the registered holder of the certificate or instrument surrendered or has established to the satisfaction of the Surviving Corporation or the Paying Agent that such tax is not payable.

       SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

CERTAIN OTHER EFFECTS OF THE MERGER

     If the Merger is consummated, the Corporation's common shareholders will not have an opportunity to continue their equity interest in the Corporation as an ongoing concern and, therefore, will not share in future earnings and growth, if any, of the Corporation.

     If the Merger is consummated, public trading of the Common Stock will cease and the Common Stock will cease to be quoted on the NYSE. Moreover, the Surviving Corporation may be relieved of the obligation to file certain informational reports under the Exchange Act, such as proxy statements, and its officers, directors and more than 10% shareholders may be relieved of the reporting requirements under, and the "short-swing" profit recapture provisions of, Section 16 of the Exchange Act.

     For information concerning the income tax consequences of the Merger, see " -- Terms of the Merger - Certain Tax Consequences of the Merger."

GOVERNMENT AND REGULATORY APPROVALS AND FILINGS

     The consummation of the Merger is subject to, among other approvals, the prior approval of the Virginia Bureau and the New York Department and to the expiration or early termination of the relevant waiting period under the HSR Act. The parties have agreed to make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by the Merger Agreement.

     Definitive applications for approval were submitted by GECC to the Virginia Bureau and the New York Department on September 4, 1996. On October 15, 1996, the parties to the Merger Agreement were informed by the FTC that they had received early termination of the relevant waiting period under the HSR Act with respect to the Merger.

BENEFIT PLANS

     Until December 31, 1997, GECC and its subsidiaries will maintain all Corporation benefit plans (the "Corporation Benefit Plans") for the benefit of employees of the Corporation and its subsidiaries immediately before the Effective Time who are employed by GECC or its subsidiaries following the Effective Time, with such revisions as may be required by law. The Corporation has agreed to take all actions necessary to amend the Corporation Benefit Plans to remove any provisions that provide any benefits that make available Common Stock as an investment option or an investment measure or that authorize the issuance or open market purchase of Common Stock. At the discretion of GECC, effective January 1, 1998, employees who are employed by the Surviving Corporation will be covered either by the Corporation Benefit Plans or by plans maintained for similarly situated employees of the life insurance subsidiaries of GECC. Each employee of the Surviving Corporation shall be given full credit for his or her pre-Effective Time service with the Corporation and its subsidiaries, subject to applicable break-in-service rules.

     See " -- General" for a description of the treatment of Stock Options and Phantom Stock Rights in the Merger.

TERMS OF THE MERGER

     The terms of the Merger are set forth in the Merger Agreement that appears as Annex I to this Proxy Statement, and the description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to review the Merger Agreement carefully.

     GENERAL. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. The Merger is contingent upon the approval of the Merger Agreement and the Plan of Merger by the holders of at least two-thirds of the shares of Common Stock at the Special Meeting and the satisfaction or waiver of the other conditions to the obligations of the parties.

     At the Effective Time, Merger Subsidiary will merge with and into the Corporation. The Corporation will be the Surviving Corporation in the Merger. Pursuant to the Merger, each share of Common Stock issued and outstanding at the Effective Time will be cancelled and converted automatically into the right to receive the Merger Consideration, other than shares owned by GECC, Merger Subsidiary or any of their respective subsidiaries (which will be cancelled without any payment therefor). All issued and outstanding shares of the Preferred Stock shall remain outstanding and will not be affected by the Merger. As a result of the Merger, common shareholders of the Corporation will cease to have an equity interest in, or possess rights as shareholders of, the Corporation.

     AMENDMENT, EXTENSION, WAIVER. Subject to the applicable provisions of the Virginia Act and the DGCL, at any time prior to the Effective Time, the parties may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties. However, after approval of the Merger Agreement and the Plan of Merger by the common shareholders of the Corporation at the Special Meeting, no amendment shall be made that, under applicable law, requires the approval of such shareholders unless such further shareholder approval shall have been obtained. The Merger Agreement may not be amended unilaterally by any party.

     At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

     CONDITIONS TO THE MERGER. The respective obligations of GECC and the Corporation to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, where permissible, waiver of the following conditions: (i) approval of the transactions contemplated by the Merger Agreement by the requisite vote of the Corporation's shareholders; (ii) the absence of any order, decree, law or injunction issued by any United States court or other governmental authority prohibiting consummation of the Merger;
(iii) expiration or early termination of all applicable waiting periods under the HSR Act, satisfaction of all applicable requirements of the Exchange Act and the making of applicable filings under state takeover or antitrust laws; and (iv) receipt of permits, consents and approvals of the Virginia Bureau and the New York Department and, which permits, consents or approvals contain no condition that in the judgment of GECC or the Corporation reasonably exercised is reasonably likely to have a material adverse effect on the Corporation and its subsidiaries or the Merger. On October 15, 1996, the FTC granted early termination of the waiting period in connection with the notifications filed by GECC and the Corporation under the HSR Act.

     The obligations of the Corporation to consummate the transactions contemplated by the Merger Agreement are also subject to the satisfaction or waiver of the following conditions: (i) the material accuracy of the representations and warranties contained in the Merger Agreement and the performance, in all material respects, of the obligations and covenants made by GECC and Merger Subsidiary in the Merger Agreement; and (ii) receipt of certain legal opinions and closing certificates from GECC and Merger Subsidiary.

     The obligations of GECC and Merger Subsidiary to consummate the transactions contemplated by the Merger Agreement are also subject to the satisfaction or waiver of the following conditions: (i) the absence of any material adverse change in the business, assets, liabilities, financial condition or results of operations of the Corporation and its subsidiaries; (ii) the material accuracy of the representations and warranties contained in the Merger Agreement (other than the Corporation's representation with respect to rating agencies) and the performance, in all material respects, of the obligations and covenants made by the Corporation in the Merger Agreement; (iii) receipt by the Corporation of all consents and approvals required under any material contract to which the Corporation or a subsidiary is a party; and (iv) receipt of certain legal opinions and closing certificates from the Corporation.

     CONDUCT OF BUSINESS PENDING THE MERGER. The Corporation has agreed, pending the Effective Time, to conduct and to cause each of its subsidiaries to conduct, their respective operations in the ordinary and usual course of business and consistent with past practice, and to use its reasonable best efforts: (i) to preserve intact its business organization; (ii) to keep available the services of its present officers, employees and agents, including its current product distribution systems; and (iii) to maintain in effect any licenses, franchises or similar rights material to the business of the Corporation and its subsidiaries and to preserve relationships of the Corporation and its subsidiaries. The Corporation has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by GECC, it and each of its subsidiaries will not, prior to the Effective Time: (i) amend its Articles of Incorporation or Bylaws or other organizational documents; (ii) authorize for issuance or issue, sell, pledge, dispose of or deliver shares of its capital stock or securities, except: (A) any such issuance required by the terms of the Stock Options or (B) the issuance of up to 3,200,000 shares of Preferred Stock;
(iii) split, combine or reclassify its outstanding capital stock or redeem or otherwise acquire any of its securities, or declare, set aside or pay any dividend or other distribution (except that (A) the Corporation's subsidiaries may declare and pay dividends in the ordinary course of business consistent with past practice, (B) the Corporation may pay quarterly dividends up to $0.115 per share of Common Stock, (C) the Corporation may redeem the Stock Purchase Rights and (D) the Corporation may redeem outstanding shares of Preferred Stock); (iv) except in the ordinary course of business, incur or assume any indebtedness (except short-term indebtedness not to exceed $10,000,000), assume, guarantee, endorse or otherwise become liable for any debt of third parties, make any loans, advances or capital contributions to, or investments in, any other person, or enter into or modify any agreement other than in the ordinary course of business; (v) except as may be required by law, take certain actions regarding employee compensation; (vi) acquire, sell, lease or dispose of any material assets outside the ordinary course of business; (vii) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting practices; (viii) pay, discharge or satisfy any material claims, liabilities or obligations other than the payment of professional fees and payment in the ordinary course of business of liabilities reflected on the Corporation's fiscal 1995 financial statements or incurred in the ordinary course of business since the date of such statements;
(ix) (A) subject to applicable laws, invest certain cash funds of the Corporation's subsidiaries in investments other than those previously disclosed to GECC or (B) take any actions that would cause the assets of the insurance subsidiaries of the Corporation to fail to meet certain regulatory standards;
(x) take any action that would, or is reasonably likely to, result in any of the conditions to the Merger not being satisfied as of the Closing Date; or (xi) agree in writing to take any of the foregoing actions.

     GECC and Merger Subsidiary have agreed not to take any action, without the prior written consent of the Corporation, that would, or is reasonably likely to, result in any of the conditions to the Merger not being satisfied as of the Closing Date.

     TERMINATION. The Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Time (i) by mutual consent of the Corporation and GECC; (ii) by either the Corporation or GECC if: (A) the Merger has not been consummated on or before March 31, 1997, unless the failure to consummate the Merger is due to the failure of the party seeking to terminate the Merger Agreement to fulfill any of its obligations thereunder; (B) there has been a material breach by the other party of any of its representations, warranties, covenants or agreements that is not cured within 10 business days after receipt by the party alleged to be in breach of written notice thereof; or (C) any court of competent jurisdiction or other competent governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such action has become final and nonappealable; (iii) by GECC if (A) the Board of Directors of the Corporation fails to call the Special Meeting or to recommend that the Corporation's shareholders approve the Merger Agreement and the Plan of Merger or withdraws such recommendation; (B) the Corporation's shareholders have voted on the Merger Agreement and the Plan of Merger and the requisite vote is not obtained; or (C) the Corporation has determined to accept or recommend a Superior Proposal. If the Merger Agreement is terminated by GECC for the reasons described in paragraphs (ii)(B) or (iii) in the previous sentence, and a Superior Proposal shall have been made prior to such termination, and such Superior Proposal is accepted within 12 months after termination, then the Corporation shall pay GECC a fee equal to $52,500,000, plus the Acquisition Expenses. If the Merger Agreement is terminated by GECC for the reasons described in paragraphs (ii)(B) or (iii) above and no Superior Proposal shall have been made, then the Corporation shall pay GECC the Acquisition Expenses.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by GECC as a "purchase" for accounting and financial reporting purposes.

CERTAIN TAX CONSEQUENCES OF THE MERGER

     The disposition of shares of Common Stock in the Merger will be a taxable transaction to the holders of Common Stock for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a shareholder will recognize gain or loss for such purposes equal to the difference between the tax basis for the shareholder's shares of Common Stock and the amount of Merger Consideration payable for such shares. For federal income tax purposes, such gain or loss generally will be a capital gain or loss if the shares of Common Stock are a capital asset in the hands of the shareholder, and capital gain or loss will be long-term if the shareholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses.

     The summary of tax consequences set forth above is for general information only. The tax treatment of each shareholder will depend in part upon his or her particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, shareholders who acquired the shares of Common Stock through the exercise of Stock Options or otherwise as compensation and persons who received payments in respect of Stock Options and Phantom Stock Rights.

     ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

DISSENTERS' RIGHTS

     Under the Virginia Act, the shareholders of the Corporation, whether or not they vote at the Special Meeting, will not be entitled to dissenters' rights and will be bound by the terms of the Merger Agreement if the Merger is consummated.

STOCK PURCHASE RIGHTS

     On or prior to the Closing Date, the Board of Directors of the Corporation will take the steps necessary to redeem all Stock Purchase Rights.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth the beneficial ownership of Common Stock by all persons who beneficially owned 5% or more of the Common Stock as of September 1, 1996. Unless otherwise indicated, all persons have sole voting and investment power over all shares beneficially owned.


  TITLE OF                  NAME AND ADDRESS OF                  NUMBER OF SHARES       PERCENT OF CLASS
     CLASS                   BENEFICIAL OWNERS                  BENEFICIALLY OWNED     BENEFICIALLY OWNED
Common Stock   Floyd D. Gottwald, Jr., and
                 Bruce C. Gottwald (a)......................         7,154,440(b)(c)          14.48%
                 330 S. Fourth Street
                 Richmond, Virginia 23219

               Loomis, Sayles & Company, L.P. (d)...........         4,521,731                  9.1%
                 One Financial Center
                 Boston, Massachusetts 02111

               J.P. Morgan & Co. Incorporated
                 and related entities (e)...................         2,974,986                  5.6%
                 c/o J.P. Morgan & Co. Incorporated
                 60 Wall Street
                 New York, New York 10260


(a) Floyd D. Gottwald, Jr., and Bruce C. Gottwald (the "Gottwalds"), together with members of their immediate families, may be deemed to be a "group" for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of the Common Stock. See "Special Meeting -- Vote Required" for a description of the agreement between certain members of the Gottwald family and GECC and Merger Subsidiary with respect to voting on the Merger Agreement and the Plan of Merger.

(b) As of September 1, 1996, the Gottwalds, individually or collectively, have sole voting and investment power over all of the shares disclosed except 4,042,169 shares held by wives, children and in certain trust relationships, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., and Bruce C. Gottwald are included in the holdings of the Gottwalds as a group, but are not attributed to Floyd D. Gottwald, Jr., or Bruce C. Gottwald other than in this table. This amount includes 114,669 shares of Common Stock with respect to which Bruce C. Gottwald, Jr., has the right to acquire beneficial ownership within 60 days of September 1, 1996, pursuant to previously granted stock options.

(c) This amount includes any shares owned of record by Trustees under various employee plans for the benefit of the Gottwalds and the members of their immediate families. This amount does not include shares held by the Trustees of such plans for the benefit of other employees. Shares held under the Corporation's savings plan are voted by the Trustee in accordance with instructions solicited from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his shares are voted by the Trustee in accordance with the Board of Directors' recommendations to the shareholders. Because the Gottwalds are directors and the largest shareholders of the Corporation, they may be deemed to be control persons of the Corporation and to have the capacity to control any such recommendation of the Board of Directors.

(d) Loomis, Sayles & Company, L.P., an investment advisor ("Loomis"), has not indicated any present intent to acquire the shares for the purpose or effect of changing or influencing the control of the Corporation. The information contained herein with respect to Loomis is based on a Schedule 13G filed with the Commission on February 13, 1996.

(e) The J.P. Morgan & Co. Incorporated related entities are Morgan Guaranty Trust Company of New York, J.P. Morgan Investment Management, Inc., and J.P. Morgan Florida Federal Savings Bank. The information contained herein with respect to J.P. Morgan & Co. Incorporated and the related entities listed herein is based on a Schedule 13G received by the Corporation on March 1, 1996. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation.

SECURITY OWNERSHIP OF CERTAIN MANAGEMENT OF THE CORPORATION

     The table below sets forth the beneficial ownership of Common Stock by all directors, and nominees, of the Corporation, the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation as a group as of September 1, 1996. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned.

                       NAME OF                         NUMBER OF             NUMBER OF
                  BENEFICIAL OWNER                 SHARES WITH SOLE      SHARES WITH SHARED      TOTAL NUMBER
  TITLE OF          OR NUMBER OF                      VOTING AND             VOTING AND           OF SHARES
    CLASS         PERSONS IN GROUP                INVESTMENT POWER(1)     INVESTMENT POWER    BENEFICALLY OWNED
Common Stock   Bruce C. Gottwald, Jr........          419,781              1,252,152            1,671,933(3)
               Robert E. Chappell, Jr.......            4,000                      0                4,000
               Ronald V. Dolan..............          159,216                    576              159,792(4)
               Allen C. Goolsby.............            1,836                    677                2,513
               Bruce C. Gottwald............        1,257,302                317,226            1,574,528(5)
               Floyd D. Gottwald, Jr........        1,743,742                437,266            2,181,008(6)
               William M. Gottwald, MD......          174,404              1,254,632            1,429,036(7)
               Julie S. Roberts.............                0                    500                  500
               Charles B. Walker............           18,174                      0               18,174
               Peter W. Karras..............           97,595                      0               97,595
               Donald W. Britton............          120,324                      0              120,324
               Robert D. Shapiro............              500                      0                  500
               Carlos C. Whaley.............           61,217                     60               61,277
               Directors and executive
               officers as a group
               (17 persons).................        4,317,315              2,801,757            7,119,072
                                                    ---------              ---------            ------------

                       NAME OF
                  BENEFICIAL OWNER
  TITLE OF          OR NUMBER OF               PERCENT OF CLASS
    CLASS         PERSONS IN GROUP           BENEFICIALLY OWNED(2)
Common Stock   Bruce C. Gottwald, Jr. ......    3.38%
               Robert E. Chappell, Jr.......
               Ronald V. Dolan..............
               Allen C. Goolsby.............
               Bruce C. Gottwald............    3.19%
               Floyd D. Gottwald, Jr........    4.42%
               William M. Gottwald, MD......    2.90%
               Julie S. Roberts.............
               Charles B. Walker............
               Peter W. Karras..............
               Donald W. Britton............
               Robert D. Shapiro............
               Carlos C. Whaley.............
               Directors and executive
               officers as a group
               (17 persons).................   14.23%

(1) The amounts in this column include shares of Common Stock with respect to which certain persons have the right to acquire beneficial ownership within 60 days of September 1, 1996, pursuant to previously granted stock options (Bruce C. Gottwald, Jr., 114,669 shares; Mr. Dolan, 136,889 shares; Mr. Karras, 92,745 shares; Mr. Britton, 102,018 shares; and Mr. Whaley, 56,857 shares; and all directors and executive officers as a group, 731,685 shares).

(2) Except as indicated, each person or group owns less than 1% of the shares of Common Stock.

(3) Bruce C. Gottwald, Jr., disclaims beneficial ownership of 1,252,152 of such shares. This amount includes 1,065,780 shares of Common Stock that Mr. Gottwald may be deemed to own beneficially. Such shares constitute Mr. Gottwald's interest as beneficiary of a trust of which he is a co-trustee.

(4) Mr. Dolan disclaims beneficial ownership of 576 of such shares.

(5) Bruce C. Gottwald disclaims beneficial ownership of 317,226 of such shares.

(6) Floyd D. Gottwald, Jr., disclaims beneficial ownership of 437,266 of such shares.

(7) William M. Gottwald, MD, disclaims beneficial ownership of 1,254,632 of such shares. This amount includes 1,065,780 shares of Common Stock that Dr. Gottwald may be deemed to own beneficially. Such shares constitute Dr. Gottwald's interest as beneficiary of a trust of which he is a co-trustee.

                                 MARKET PRICES

     The Common Stock is listed and traded on the NYSE. As of August 2, 1996, the date immediately preceding public announcement of the signing of the Merger Agreement, high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were $30 1/4 per share and $29 3/4 per share, respectively. On October 23, 1996, the latest practicable trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock on the NYSE Composite Transactions Tape were 35 3/4 per share and 35 5/8 per share, respectively.

           SELECTED FINANCIAL INFORMATION CONCERNING THE CORPORATION

     The selected historical consolidated financial data presented below for each of the last five fiscal years and the six months ended June 30, 1996, and 1995, have been derived from the Corporation's historical financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which are incorporated by reference into this Proxy Statement. See "Additional
Information -- Incorporation by Reference."

                                                  FOR THE
                                             SIX MONTHS ENDED                                   FOR THE
                                           JUNE 30, (UNAUDITED)                        YEARS ENDED DECEMBER 31,
                                             1996         1995         1995         1994          1993          1992        1991
                                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Life insurance premiums.................  $   189.0    $   164.0    $   344.1    $   289.7     $   249.3     $  212.9     $  168.6
Life contingent annuity premiums........      164.2        186.8        402.5        330.1         355.3        310.4        257.4
  Total premiums........................  $   353.2    $   350.8    $   746.6    $   619.8     $   604.6     $  523.3     $  426.0
Net investment income...................      395.2        363.5        747.0        675.1         658.5        603.8        521.6
Mortality, surrender and administrative
  charges...............................       56.9         51.5        105.9         93.0          80.3         71.1         62.2
Realized gains (losses) on
  investments...........................       21.3         32.4         58.9        (12.1)        216.3         84.3         23.7
  Total revenues........................  $   826.6    $   798.2    $ 1,658.4    $ 1,375.8     $ 1,559.7     $1,282.5     $1,033.5
Total benefits and expenses.............      701.9        682.8      1,424.7      1,211.8       1,233.4      1,044.6        874.1
                                           --------     --------     --------     --------      --------      -------      -------
Income before income taxes and
  cumulative effect of accounting
  changes...............................      124.7        115.4        233.7        164.0         326.3        237.9        159.4
Income taxes............................       44.1         40.7         82.3         57.1         122.4         74.5         46.8
Net cumulative effect of accounting
  changes...............................                                                                          0.3(1)
                                           --------     --------     --------     --------      --------      -------      -------
Net income..............................  $    80.6    $    74.7    $   151.4    $   106.9     $   203.9     $  163.7     $  112.6
                                           ========     ========     ========     ========      ========      =======      =======

OPERATING INCOME
Pretax operating income(2)(3)...........  $   102.9    $    83.1    $   174.5    $   164.2     $   159.2     $  161.7     $  135.2
After-tax operating income(2)...........       66.5         53.9        113.2        107.2         104.1        113.4         96.6

PER SHARE:(4)
After-tax operating income(2)...........        1.31         1.06         2.23         2.11          2.10         2.30         1.96
Net realized investment gains
  (losses)(5)...........................        0.28         0.42         0.77        (0.01)         2.17         1.01         0.32
Other(6)................................                                                            (0.15)        0.01
  NET INCOME............................  $     1.59   $     1.48   $     3.00   $     2.10    $     4.12    $    3.32    $    2.28

BALANCE SHEET DATA
  (at end of period)
Total assets (including FAS 115)(7).....  $10,841.1    $10,085.0    $10,720.6    $ 9,092.2     $ 8,335.2     $7,370.7     $6,365.3
Total assets (excluding FAS 115)(7).....   10,819.6      9,956.4     10,400.2      9,269.0       8,335.2      7,370.7      6,365.3
Long-term debt..........................      174.9        174.8        174.8        174.8         174.8        250.0
Variable term preferred stock...........       80.0         80.0         80.0         80.0          80.0
Shareholders' equity (including FAS
  115)(7)...............................    1,345.9      1,298.7      1,484.4      1,014.6       1,094.6        819.8(8)     909.9
Shareholders' equity (excluding FAS
  115)(7)...............................    1,332.0      1,215.0      1,276.1      1,129.5       1,094.6        819.8(8)     909.9

BOOK VALUE PER SHARE OF COMMON STOCK
  (INCLUDING FAS 115)(7)................  $    25.61                $    28.44
CASH DIVIDENDS DECLARED AND PAID PER
  SHARE OF COMMON STOCK.................  $     0.23                $     0.40

(1) The net cumulative effect of accounting changes related to FAS
    106 - Postretirement Benefits and FAS 109 - Income Taxes.
(2) Operating income represents income before income taxes, excluding realized gains on investments and the effect of related amortization. Excluding a guaranty fund provision, pretax operating income for the year ended December 31, 1995, was $178.5 million and after-tax operating income for the year ended December 31, 1995, was $115.8 million, or $2.28 per share.
(3) Represents income before income taxes excluding realized investment gains and losses and related amortization of deferred acquisition costs, value of acquired insurance in force and reserve adjustment.
(4) The weighted average number of shares used to compute earnings per share was
    49.4 million in 1995 and 49.3 million in 1994 and prior years.
(5) After income taxes, net of the effect of related amortization.
(6) Other represents a one-time adjustment (due to a change in the statutory income tax rate) to deferred income taxes of ($0.15) per share in 1993 and net cumulative effect of accounting changes of $0.01 per share in 1992.
(7) FAS 115 mark-to-market accounting requirements on the Corporation's available-for-sale fixed maturity investment portfolio was adopted January 1, 1994.
(8) The Corporation borrowed $250 million of long-term debt and paid a $250 million ($5.07 per share) special dividend to then parent Ethyl Corporation that reduced shareholders' equity.

                             ADDITIONAL INFORMATION

INDEPENDENT ACCOUNTANTS

     Upon appointment by the Corporation's Board of Directors, ratified by the holders of the shares of Common Stock, Coopers & Lybrand, L.L.P., independent public accountants, audited and reported on the consolidated financial statements of the Corporation and its subsidiaries for the year ended December 31, 1995. Such financial statements have been incorporated by reference in this Proxy Statement in reliance upon such report. The Corporation's Board of Directors appointed Coopers & Lybrand, L.L.P., as the Corporation's independent auditors for the year ending December 31, 1996, and the Corporation's common shareholders ratified the appointment of auditors at the Annual Meeting of Shareholders held May 15, 1996.

     A representative of Coopers & Lybrand, L.L.P., is expected to be present at the Special Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

     The following documents, filed by the Corporation with the Commission, are incorporated herein by reference:

            (i) the Corporation's Annual Report on Form 10-K filed March 29, 1996, for the year ended December 31, 1995;

            (ii) the Corporation's Quarterly Reports on Form 10-Q filed May 14, 1996, and August 14, 1996, for the quarters ended March 31, 1996, and June 30, 1996, respectively; and

            (iii) the Corporation's Current Reports on Form 8-K filed February 6, 1996, May 9, 1996, June 4, 1996, and August 8, 1996, and dated
            February 5, 1996, May 8, 1996, June 4, 1996, and August 4, 1996,
            respectively.

     All reports and definitive proxy or information statements filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

     A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to:

                               Mr. Peter W. Karras
                               Secretary and Treasurer
                               First Colony Corporation
                               700 Main Street
                               Lynchburg, Virginia 24504

     The Board of Directors of the Corporation does not intend to bring any other matters before the Special Meeting and as of October 28, 1996, does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     If the Merger is not consummated, the 1997 annual meeting of shareholders of the Corporation will be held on May 15, 1997. Under regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 1997 annual meeting of shareholders must present such proposal to the Corporation at its principal office in Richmond, Virginia, by November 26, 1996, for the proposal to be considered for inclusion in the Corporation's proxy statement.

     In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if the proposal is not to be included in the Corporation's proxy statement, the Corporation's Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Corporation not later than 90 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name of, record address of and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

                                      Peter W. Karras, SECRETARY
                                      Richmond, Virginia
                                      October 28, 1996

                                                                        ANNEX I








                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                   FCMS, INC.

                                       AND

                            FIRST COLONY CORPORATION






                           Dated as of August 5, 1996




                                  TABLE OF CONTENTS

                                                                               PAGE

                                      ARTICLE I
                                     DEFINITIONS
1.1.   Acquiror.................................................................  2
1.2.   Acquiror Companies.......................................................  2
1.3.   Action...................................................................  2
1.4.   Acquisition Proposal.....................................................  2
1.5.   Agreement................................................................  2
1.6.   Cap......................................................................  2
1.7.   Certificates.............................................................  2
1.8.   Closing; Closing Date....................................................  2
1.9.   Code.....................................................................  2
1.10.  Confidentiality Agreement................................................  2
1.11.  Contracts................................................................  2
1.12.  Delaware Code............................................................  2
1.13.  Effective Time...........................................................  2
1.14.  Environmental Law........................................................  3
1.15.  ERISA....................................................................  3
1.16.  Exchange Act.............................................................  3
1.17.  FCC......................................................................  3
1.18.  FCC Benefit Plans........................................................  3
1.19.  FCC Common Stock.........................................................  3
1.20.  FCC Companies............................................................  3
1.21.  FCC Disclosure Schedule..................................................  3
1.22.  FCC Insurance Filings....................................................  3
1.23.  FCC Licenses.............................................................  3
1.24.  FCC Rights...............................................................  3
1.25.  FCC Rights Agreement.....................................................  3
1.26.  FCC SEC Reports..........................................................  3
1.27.  FCC Stock Options........................................................  4
1.28.  FCC Stock Rights.........................................................  4
1.29.  FCC VT Preferred Stock...................................................  4
1.30.  First Boston.............................................................  4
1.31.  GAAP.....................................................................  4
1.32.  Governmental Authority...................................................  4
1.33.  HSR Act..................................................................  4
1.34.  Indemnified Party........................................................  4
1.35.  IRS......................................................................  4
1.36.  Knowledge of Acquiror....................................................  4
1.37.  Knowledge of FCC.........................................................  4
1.38.  Law......................................................................  4


                                        - i -



                                                                               PAGE

1.39.  Liens....................................................................  5
1.40.  Material Adverse Effect..................................................  5
1.41.  Merger Consideration.....................................................  5
1.42.  Merger Subsidiary........................................................  5
1.43.  Morgan Stanley...........................................................  5
1.44.  NYSE.....................................................................  5
1.45.  Paying Agent.............................................................  5
1.46.  Person...................................................................  5
1.47.  Plan of Merger...........................................................  5
1.48.  Proxy Statement..........................................................  5
1.49.  SAP......................................................................  5
1.50.  SEC......................................................................  5
1.51.  Securities Act...........................................................  5
1.52.  Special Meeting..........................................................  5
1.53.  Statutory Reports........................................................  6
1.54.  Subsidiary; Subsidiaries.................................................  6
1.55.  Superior Proposal........................................................  6
1.56.  Surviving Corporation....................................................  6
1.57.  Taxes....................................................................  6
1.58.  Tax Returns..............................................................  6
1.59.  Virginia Act.............................................................  6

                                       ARTICLE II
                                       THE MERGER

2.1.   The Merger...............................................................  7
2.2.   Exchange of Certificates.................................................  8

                                       ARTICLE III
                              SHAREHOLDER APPROVAL; CLOSING

3.1.   Shareholder Approval.....................................................  9
3.2.   Time and Place of Closing................................................ 10

                                       ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF ACQUIROR

4.1.   Organization and Authority of Acquiror and Merger Subsidiary............. 10
4.2.   Authority Relative to this Agreement..................................... 10
4.3.   Consents and Approvals; No Violations.................................... 10
4.4.   Litigation............................................................... 11



                                         - ii -



                                                                               PAGE

4.5.   Fees and Expenses of Brokers and Others.................................. 11
4.6.   Obligation to Fund....................................................... 11
4.7.   Interim Operations of Merger Subsidiary.................................. 12

                                        ARTICLE V
                             REPRESENTATIONS AND WARRANTIES
                                         OF FCC

5.1.   Organization and Authority of the FCC Companies.......................... 12
5.2.   Capitalization........................................................... 12
5.3.   Authority Relative to this Agreement..................................... 13
5.4.   Consents and Approvals; No Violations.................................... 13
5.5.   Reports.................................................................. 14
5.6.   Insurance Holding Company System......................................... 15
5.7.   Absence of Undisclosed Liabilities....................................... 15
5.8.   Absence of Certain Events................................................ 15
5.9.   Litigation............................................................... 16
5.10.  Employee Benefit Plans................................................... 16
5.11.  Labor Matters............................................................ 17
5.12.  Tax Matters.............................................................. 18
5.13.  Compliance with Law...................................................... 19
5.14.  Fees and Expenses of Brokers and Others.................................. 19
5.15.  Accuracy of Information.................................................. 19
5.16.  Title in Properties...................................................... 19
5.17.  Contracts................................................................ 20
5.18.  Intellectual Property.................................................... 20
5.19.  Rating Agencies.......................................................... 20
5.20.  FCC Rights Agreement..................................................... 20
5.21.  Fairness Opinion......................................................... 20
5.22.  Vote Required............................................................ 20
5.23.  Environmental............................................................ 20

                                       ARTICLE VI
                                        COVENANTS

6.1.   Conduct of the Businesses of Acquiror and FCC............................ 21
6.2.   No Solicitation.......................................................... 23
6.3.   Proxy Statement.......................................................... 24
6.4.   Access to Information; Confidentiality Agreement......................... 25
6.5.   Reasonable Efforts; Cooperation.......................................... 26
6.6.   Consents................................................................. 26
6.7.   Public Announcements..................................................... 26
6.8.   Stock Options............................................................ 27


                                       - iii -



                                                                               PAGE

6.9.   Employee Benefit Matters................................................. 27
6.10.  Indemnification; Insurance............................................... 27
6.11.  Dissenters' Rights....................................................... 29
6.12.  Redemption of FCC Rights................................................. 29
6.13.  Notice of Certain Events................................................. 29
6.14.  Termination and Amendment of Certain Stock-Based Plans................... 29
6.15.  Amendment to Change in Control and Termination Agreements................ 29
6.16.  Prepayment of FCC Credit Facilities...................................... 30
6.17.  Subsequent FCC Reports................................................... 30
6.18.  Rating Agencies.......................................................... 30

                                       ARTICLE VII
                   CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

7.1.   Conditions Precedent to Each Party's Obligation to Effect the Merger..... 30
7.2.   Conditions Precedent to Obligations of FCC............................... 31
7.3.   Conditions Precedent to Obligations of Acquiror and Merger Subsidiary.... 31

                                      ARTICLE VIII
                             TERMINATION; AMENDMENT; WAIVER

8.1.   Termination.............................................................. 32
8.2.   Effect of Termination.................................................... 33
8.3.   Amendment................................................................ 33
8.4.   Extension; Waiver........................................................ 34

                                       ARTICLE IX
                                      MISCELLANEOUS

9.1.   Survival of Representations and Warranties............................... 34
9.2.   Brokerage Fees and Commissions........................................... 34
9.3.   Entire Agreement; Assignment............................................. 34
9.4.   Notices.................................................................. 34
9.5.   Governing Law............................................................ 36
9.6.   Descriptive Headings..................................................... 36
9.7.   Parties in Interest...................................................... 36
9.8.   Counterparts............................................................. 36
9.9.   Specific Performance..................................................... 36
9.10.  Fees and Expenses........................................................ 36
9.11.  Severability............................................................. 36


                                    EXHIBITS

Exhibit A                  Plan of Merger

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 5, 1996, by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Acquiror"), FCMS, INC., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Subsidiary") and FIRST COLONY CORPORATION, a Virginia corporation ("FCC").

                                    RECITALS

         WHEREAS, FCC, Acquiror and GE Capital Equity Capital Group, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("GECECG"), have entered into an Agreement and Plan of Merger (the "Prior Agreement") dated as of August 4, 1996; and

         WHEREAS, in accordance with Section 8.3 of the Prior Agreement, pursuant to an Assignment by and between GECECG and FCMS, Inc. dated August 5, 1996, GECECG has assigned all of its rights and obligations under the Prior Agreement to Merger Subsidiary; and

         WHEREAS, FCC, Acquiror and Merger Subsidiary have agreed that the Prior Agreement, and any exhibits and schedules thereto, shall be amended and restated in their entirety as set forth herein; and

         WHEREAS, the respective Boards of Directors of Acquiror, Merger Subsidiary and FCC each has determined that it is in the best interests of its respective shareholders that Merger Subsidiary shall merge with and into FCC in accordance with the terms of the Plan of Merger (the "Plan of Merger") attached hereto as Exhibit A and the applicable provisions of the laws of the Commonwealth of Virginia (the "Merger"); and the Board of Directors of Merger Subsidiary and FCC have, by resolutions duly adopted, approved the Plan of Merger; and Merger Subsidiary and FCC have directed that the Plan of Merger be submitted to their respective shareholders for approval; and

         WHEREAS, pursuant to the Merger, each outstanding share of FCC Common Stock (as hereinafter defined) will be converted into the right to receive the Merger Consideration in accordance with the Plan of Merger; and

         WHEREAS, pursuant to the Merger, each share of Common Stock of Merger Subsidiary will be converted into and exchangeable for one share of FCC Common Stock; and

         NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Acquiror. "Acquiror" shall mean General Electric Capital Corporation, a New York corporation.

         Section 1.2. Acquiror Companies. "Acquiror Companies" shall mean Acquiror and its Subsidiaries.

         Section 1.3. Action. "Action" shall have the meaning given in Section 6.10(a) hereof.

         Section 1.4. Acquisition Proposal. "Acquisition Proposal" shall have the meaning given in Section 6.2(c) hereof.

         Section 1.5. Agreement. "Agreement" shall mean this Amended and Restated Agreement and Plan of Merger, together with the Plan of Merger attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.6. Cap. "Cap" shall have the meaning given in Section 6.10(c) hereof.

         Section 1.7. Certificates. "Certificates" shall have the meaning given in Section 2.2(a) hereof.

         Section 1.8. Closing; Closing Date. "Closing" shall mean the closing conference held pursuant to Section 3.2 hereof, and "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.9. Code. "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended, and the regulations thereunder.

         Section 1.10. Confidentiality Agreement. "Confidentiality Agreement" shall mean the letter agreement, dated April 23, 1996, between FCC and Acquiror.

         Section 1.11. Contracts. "Contracts" shall mean contracts, agreements, leases, licenses, notes, indentures, reinsurance treaties, bonds, mortgages, instruments, and other binding commitments, arrangements and understandings, written or oral.

         Section 1.12. Delaware Code. "Delaware Code" shall mean the Delaware General Corporation Law, as amended.

         Section 1.13. Effective Time. "Effective Time" shall have the meaning given in Section 3.1(b) hereof.

         Section 1.14. Environmental Law. "Environmental Law" shall mean any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public or employee health and safety.

         Section 1.15. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Section 1.16. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.17. FCC. "FCC" shall mean First Colony Corporation, a Virginia corporation.

         Section 1.18. FCC Benefit Plans. "FCC Benefit Plans" shall have the meaning given in Section 5.10(a) hereof.

         Section 1.19. FCC Common Stock. "FCC Common Stock" shall mean the common stock, without par value, of FCC.

         Section 1.20. FCC Companies. "FCC Companies" shall mean FCC and its Subsidiaries.

         Section 1.21. FCC Disclosure Schedule. "FCC Disclosure Schedule" shall mean the disclosure schedule delivered by FCC to Acquiror concurrently with the execution and delivery of this Agreement.

         Section 1.22. FCC Insurance Filings. "FCC Insurance Filings" shall mean all reports and other filings (including all exhibits, interrogatories, notes and schedules thereto), together with any amendments made with respect thereto that any of the FCC Companies has been required to file with state or other insurance and securities regulatory authorities.

         Section 1.23. FCC Licenses. "FCC Licenses" shall have the meaning given in Section 5.13 hereof.

         Section 1.24. FCC Rights. "FCC Rights" shall mean the rights issued pursuant to the FCC Rights Agreement.

         Section 1.25. FCC Rights Agreement. "FCC Rights Agreement" shall mean the Rights Agreement, dated as of December 1, 1992, between FCC and Harris Trust and Savings Bank.

         Section 1.26. FCC SEC Reports. "FCC SEC Reports" shall mean (a) FCC's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1994 and 1993; (b) all documents filed by FCC with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to
Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act since January 1, 1994; and
(c) all other reports or registration statements filed by FCC with the SEC since January 1, 1994.

         Section 1.27. FCC Stock Options. "FCC Stock Options" shall mean all outstanding options, warrants, stock appreciation rights or rights of any kind to purchase FCC Common Stock except for the FCC Rights.

         Section 1.28. FCC Stock Rights. "FCC Stock Rights" shall mean all outstanding phantom stock or other similar rights entitling the holder thereof to receive, upon exercise, a cash amount based upon the value of FCC Common Stock.

         Section 1.29. FCC VT Preferred Stock. "FCC VT Preferred Stock" shall mean, collectively, the variable term cumulative preferred stock, series B and series C, without par value, of FCC.

         Section 1.30. First Boston. "First Boston" shall mean CS First Boston Corporation.

         Section 1.31. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement, consistently applied throughout the specified period and in the immediately prior comparable period.

         Section 1.32. Governmental Authority. "Governmental Authority" shall mean any, local, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.33. HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         Section 1.34. Indemnified Party. "Indemnified Party" shall have the meaning given in Section 6.10(a) hereof.

         Section 1.35. IRS. "IRS" shall mean the Internal Revenue Service.

         Section 1.36. Knowledge of Acquiror. "Knowledge of Acquiror" shall mean the actual knowledge, after due inquiry, of the officers of Acquiror or Merger Subsidiary.

         Section 1.37. Knowledge of FCC. "Knowledge of FCC" shall mean the actual knowledge, after due inquiry, of those officers of the FCC Companies identified on Section 1.37 of the FCC Disclosure Schedule.

         Section 1.38. Law. "Law" shall mean any federal, state, provincial, local, municipal, foreign or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, including, without limitation, any Environmental Law.

         Section 1.39. Liens. "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements or any encumbrances or other restrictions or limitations on the use of real or personal property or irregularities in title thereto.

         Section 1.40. Material Adverse Effect. "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect, individually or in the aggregate, on the business, assets, liabilities, financial condition or results of operations of such entity or group of entities taken as a whole.

         Section 1.41. Merger Consideration. "Merger Consideration" shall have the meaning given in Section 2.1(b) hereof.

         Section 1.42. Merger Subsidiary. "Merger Subsidiary" shall mean FCMS, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror.

         Section 1.43. Morgan Stanley. "Morgan Stanley" shall mean Morgan Stanley & Co. Inc.

         Section 1.44. NYSE. "NYSE" shall mean The New York Stock Exchange, Inc.

         Section 1.45. Paying Agent. "Paying Agent" shall have the meaning given in Section 2.2(a) hereof.

         Section 1.46. Person. "Person" shall mean any individual or entity.

         Section 1.47. Plan of Merger. "Plan of Merger" shall mean the plan of merger of Merger Subsidiary with and into FCC in substantially the form of Exhibit A attached hereto.

         Section 1.48. Proxy Statement. "Proxy Statement" shall mean the definitive Proxy Statement and form of proxy of FCC distributed to the holders of FCC Common Stock in connection with the Special Meeting.

         Section 1.49. SAP. "SAP" shall have the meaning given in Section 5.5(b) hereof.

         Section 1.50. SEC. "SEC" shall mean the Securities and Exchange Commission.

         Section  1.51.   Securities  Act.   "Securities  Act"  shall  mean  the
Securities Act of 1933, as amended.

         Section 1.52. Special Meeting. "Special Meeting" shall mean the special meeting of the holders of FCC Common Stock called pursuant to Section 3.1(a) hereof to consider and approve the transactions contemplated herein, and any adjournments thereof.

         Section 1.53. Statutory Reports. "Statutory Reports" shall have the meaning given in Section 5.5(b) hereof.

         Section 1.54. Subsidiary; Subsidiaries. "Subsidiary" shall mean each entity with respect to which the specified Person (a) has the right to vote (directly or indirectly through one or more other entities or otherwise) shares or other ownership interests representing 50% or more of the votes eligible to be cast in the election of directors of such entity or (b) owns a majority of the outstanding beneficial interests, or a majority of the capital or profits (collectively, "Subsidiaries").

         Section 1.55. Superior Proposal. "Superior Proposal" shall have the meaning given in Section 6.2(c) hereof.

         Section 1.56. Surviving Corporation. "Surviving Corporation" shall mean FCC on or after the Effective Time.

         Section 1.57. Taxes. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any Governmental Authority or any political subdivision thereof, including, without limitation, income, premium, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

         Section 1.58. Tax Returns. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Authority, with respect to Taxes or the FCC Benefit Plans.

         Section 1.59. Virginia Act. "Virginia Act" shall mean the Virginia Stock Corporation Act, as amended.

                                   ARTICLE II
                                   THE MERGER

         Section 2.1.      The Merger.

         (a) Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Merger Subsidiary shall be merged with and into FCC in accordance with the provisions of, and with the effects provided in,
Section 13.1-721A of the Virginia Act and Section 259 of the Delaware Code. FCC shall be the surviving corporation resulting from the Merger and as a result shall become a direct or indirect wholly-owned subsidiary of Acquiror and shall continue to be governed by the laws of the Commonwealth of Virginia. The Plan of Merger provides for the terms and conditions of the Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference.

         (b) Pursuant to the Merger, at the Effective Time, each share of FCC Common Stock outstanding immediately prior to the Effective Time (other than shares of FCC Common Stock held by Acquiror, if any, which shares shall be canceled in the Merger) shall, by virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time, be canceled and be converted into the right to receive $36.15 in cash, without interest thereon (subject to adjustment as provided below, the "Merger Consideration") in accordance with the Plan of Merger.

         (c) Each share of FCC VT Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

         (d) Pursuant to the Merger, at the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchangeable for one share of common stock, no par value, of the Surviving Corporation. The separate existence and corporate organization of Merger Subsidiary shall cease upon the Effective Time and thereupon Merger Subsidiary and FCC shall be a single corporation.

         (e) FCC, as the Surviving Corporation in the Merger, shall have Articles of Incorporation, bylaws, directors and officers set forth in, or determined in accordance with, the Plan of Merger.

         (f) In the event of any change in the shares of FCC Common Stock outstanding between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration shall be adjusted proportionately.

         (g) The holders of shares of FCC Common Stock shall not be entitled to any dissenters' rights under the Virginia Act.

         (h) Acquiror and FCC agree to use their respective commercially reasonable efforts to cause the Merger to be consummated in accordance with the terms of the Plan of Merger.

         Section 2.2.      Exchange of Certificates.

         (a) Prior to the Effective Time, Acquiror shall appoint a bank or trust company reasonably acceptable to FCC to act as the paying agent in connection with the Merger (the "Paying Agent"). From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of FCC Common Stock (a "Certificate") shall be entitled to receive (subject to applicable withholding Taxes) in exchange therefor, upon surrender thereof to the Paying Agent, the Merger Consideration represented by such Certificates, and such Certificates shall forthwith be canceled. Immediately prior to the Effective Time, Acquiror will deliver to the Paying Agent, in trust for the benefit of the holders of FCC Common Stock, cash, representing the Merger Consideration times the number of outstanding shares of FCC Common Stock, necessary to make the transactions contemplated by Section 2.1(b) hereof on a timely basis.

         (b) Promptly after the Effective Time, Acquiror shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented shares of FCC Common Stock entitled to payment pursuant to Section 2.1(b) hereof, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to the Paying Agent) and instructions for use in effecting the surrender of the Certificate(s) in exchange for the Merger Consideration in accordance with Section 2.1(b) hereof. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive (subject to applicable withholding Taxes) in exchange therefor the Merger Consideration times the number of shares of FCC Common Stock represented by the Certificate, and such Certificate shall forthwith be canceled. If any cash is to be paid to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required by reason of such payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Acquiror that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration times the number of shares of FCC Common Stock represented by such Certificate, as provided in Section 2.1(b) hereof and the Plan of Merger, without any interest thereon.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of FCC of the shares of FCC Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration times the number of shares of FCC Common Stock represented by such Certificates, as provided in Section 2.1(b) hereof, in accordance with the procedures set forth in this
Section 2.2 and the Plan of Merger.

         (d) Any cash delivered to the Paying Agent for payment, as contemplated herein, that remains unclaimed by the former holders of FCC Common Stock on the date that falls six months after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation. Any former holders of FCC Common Stock who have not theretofore complied with this Section 2.2 shall thereafter look only to the Surviving Corporation for satisfaction of their claim for the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of FCC Common Stock for any consideration as contemplated herein delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Acquiror shall cause the Paying Agent to issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.1 hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificate, the person to whom the Merger Consideration is to be issued, as a condition precedent to the issuance thereof, shall give Acquiror a bond satisfactory to Acquiror in such sum as it may direct or otherwise indemnify Acquiror in a manner satisfactory to Acquiror against any claim that may be made against Acquiror or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE III
                          SHAREHOLDER APPROVAL; CLOSING

         Section 3.1.      Shareholder Approval.

         (a) Acquiror's Board of Directors has approved, and FCC's Board of Directors shall recommend that its shareholders vote for the approval of, this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby and shall cause to be taken such other actions as may be necessary and appropriate to effect the transactions contemplated hereby and thereby. The recommendation of FCC's Board of Directors shall be contained in the Proxy Statement. As soon as practicable after the execution of this Agreement, FCC will take all actions necessary in accordance with applicable Laws, rules of the NYSE, this Agreement and FCC's Articles of Incorporation and bylaws, to duly call and cause to be held a special meeting of the holders of FCC Common Stock (the "Special Meeting"), and this Agreement and the Plan of Merger shall be submitted by FCC for consideration and approval at the Special Meeting.

         (b) On the first business day on which (i) this Agreement and the Plan of Merger have been duly approved by the requisite vote of the holders of FCC Common Stock and (ii) the Closing of the transactions contemplated by this Agreement and the Plan of Merger has occurred, or such later date as shall be agreed upon by Acquiror and FCC, articles of merger (the "Articles of Merger") shall be filed in accordance with the Virginia Act and the Delaware

Code, and the Merger shall become effective in accordance with the terms of this Agreement and the Plan of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

         Section 3.2. Time and Place of Closing. The Closing of the transactions contemplated by this Agreement and the Plan of Merger will take place at 11:00 A.M., New York City time, on the last day of the calendar month in which the last of the conditions to the obligations of the parties hereunder set forth in
Article VII hereof have been met. The Closing shall be at such place as may be mutually agreed upon by the parties hereto.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror and Merger Subsidiary represent and warrant to FCC as follows:

         Section 4.1. Organization and Authority of Acquiror and Merger Subsidiary. Each of Acquiror and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of Acquiror and the Merger Subsidiary has full corporate power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Acquiror owns all of the outstanding capital stock of Merger Subsidiary. Each of Acquiror and Merger Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where failure to do so is reasonably likely to have a Material Adverse Effect on Acquiror or Merger Subsidiary.

         Section 4.2. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Acquiror and Merger Subsidiary are within the corporate power of Acquiror and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Subsidiary (including by the sole shareholder of Merger Subsidiary) and no other corporate proceedings on the part of Acquiror or Merger Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by each of Acquiror and Merger Subsidiary and (assuming the due authorization, execution and delivery hereof or thereof by FCC) constitute or will constitute valid and binding agreements of each of Acquiror and Merger Subsidiary, enforceable against them in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by equitable principles.

         Section 4.3. Consents and Approvals; No Violations. Except for (a) any applicable requirements of the Exchange Act, the HSR Act and any applicable filings under state takeover

Laws; (b) the filing of the Articles of Merger and issuance of a certificate of merger as required by the Virginia Act and a certificate of merger as required by the Delaware Code; and (c) approvals of or notices to Governmental Authorities pursuant to applicable insurance Laws, no filing or registration with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by Acquiror and Merger Subsidiary or for the consummation by Acquiror and Merger Subsidiary of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Acquiror and Merger Subsidiary will (a) conflict with or result in any breach of any provision of the respective Articles or Certificate of Incorporation or bylaws of Acquiror or Merger Subsidiary; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under or result in the loss of a benefit under, or result in the creation of a Lien on any property or asset of Acquiror or Merger Subsidiary under, any of the terms, conditions or provisions of any material Contract or other instrument or obligation to which either Acquiror or Merger Subsidiary is a party or by which either of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Acquiror or Merger Subsidiary or any of their properties or assets; except, in the case of subsection (c) above, for violations, breaches or defaults that are not reasonably likely to have a Material Adverse Effect on Acquiror or Merger Subsidiary or that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 4.4. Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of Acquiror, threatened against or relating to any of the Acquiror Companies at law or in equity, or before any Governmental Authority, that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.5. Fees and Expenses of Brokers and Others. None of the Acquiror Companies is directly or indirectly committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or has retained any broker or other similar intermediary to act directly or indirectly on its behalf in connection with the transactions contemplated by this Agreement, except that Acquiror has engaged Goldman, Sachs & Co. to represent it in connection with such transactions and shall pay all of Goldman, Sachs & Co.'s fees and expenses in connection with such engagement.

         Section 4.6. Obligation to Fund. Acquiror has (or will have at the Effective Time) on hand cash or other short term investments in an amount sufficient to pay in U.S. dollars the Merger Consideration for each share of FCC Common Stock upon surrender of all the shares of the FCC Common Stock after consummation of the Merger and to fund the payment of the Option Payment by FCC. Acquiror will make such funds available to the Paying Agent at such times, in such amounts and in such a manner as is contemplated by Section 2.2 hereof.

         Section 4.7. Interim Operations of Merger Subsidiary. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby. Except in connection with its organization and this Agreement, Merger Subsidiary has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreement or arrangements with any person or entity. During the period commencing on the date of this Agreement and ending at the Effective Time, Merger Subsidiary shall not engage in any activities of any nature except as provided in, or as contemplated by, this Agreement.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                     OF FCC


         FCC represents and warrants to Acquiror and Merger Subsidiary as follows:

         Section 5.1. Organization and Authority of the FCC Companies. Each of the FCC Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the FCC Companies has full corporate power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the FCC Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the FCC Companies. Section 5.1 of the FCC Disclosure Schedule contains a true and complete list of all of the FCC Companies, together with the jurisdiction of incorporation of each such Company. The copies of the Articles of Incorporation and bylaws of FCC and each of its Subsidiaries that have been delivered by FCC to Acquiror are complete and correct and in full force and effect on the date hereof.

         Section 5.2. Capitalization. FCC's authorized equity capitalization consists of 150,000,000 shares of FCC Common Stock, and 15,000,000 shares of preferred stock, no par value, of which (i) 1,000,000 shares have been designated as Participating Cumulative Preferred Stock, Series A; (ii) 1,600,000 shares have been designated as Variable Term Cumulative Preferred Stock, Series B; and (iii) 1,600,000 shares have been designated as Variable Term Cumulative Preferred Stock, Series C. As of the close of business on August 2, 1996, 49,303,281 shares of FCC Common Stock and 3,200,000 shares of FCC VT Preferred Stock were issued and outstanding. Such shares of FCC Common Stock and FCC VT Preferred Stock constituted all of the issued and outstanding shares of capital stock of FCC as of such date. No Subsidiary of FCC owns, of record or beneficially, any shares of FCC Common Stock. All issued and outstanding shares of FCC Common Stock and FCC VT Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities Laws. All of the outstanding shares of capital stock of the Subsidiaries of FCC have been duly authorized and are validly issued, fully paid and nonassessable and owned of record and beneficially by FCC, directly or indirectly, free and clear of all Liens. Except as set forth in Section 5.2 of the FCC Disclosure Schedule, FCC has not, subsequent to December 31,1995, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the FCC Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of the FCC Common Stock or FCC VT Preferred Stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except for the FCC Rights and as set forth in Section 5.2 of the FCC Disclosure Schedule, there are (a) no outstanding FCC Stock Options, FCC Stock Rights, options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the FCC Companies, (b) no Contracts pursuant to which any of the FCC Companies is bound to sell or issue any shares of its capital stock or securities convertible into or exchangeable for such shares of capital stock and (c) no Contracts to which any of the FCC Companies or members of the Gottwald Family (as identified on Section 5.2 of the FCC Disclosure Schedule), is a party with respect to the voting or registration of any shares of capital stock of any of the FCC Companies.

         Section 5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement, and of all of the other documents and instruments required hereby, by FCC are within the corporate power of FCC. The execution and delivery of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by the Board of Directors of FCC and no other corporate proceedings on the part of FCC are necessary to authorize the execution, delivery and performance of this
Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement and the Plan of Merger by the holders of at least two-thirds of the outstanding shares of FCC Common Stock at the Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by FCC and (assuming the due authorization, execution and delivery hereof and thereof by Acquiror and Merger Subsidiary) constitute or will constitute valid and binding agreements of FCC, enforceable against FCC in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by equitable principles.

         Section 5.4. Consents and Approvals; No Violations. Except for (a) any applicable requirements of the Exchange Act, the HSR Act and any applicable filings under state takeover laws; (b) the filing and recordation of Articles of Merger and issuance of a certificate of merger as required by the Virginia Act and a certificate of merger as required by the Delaware Code; (c) approvals of or notices to Governmental Authorities pursuant to applicable insurance Laws; and (d) those required filings, registrations, consents and approvals listed in
Section 5.4 of the FCC Disclosure Schedule, no filing or registration with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by FCC or for the consummation by FCC of the
transactions contemplated by  this  Agreement.   Assuming  that  all  filings,
registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by FCC will (a) conflict with or result in any breach of any provision of the respective Articles or Certificate of Incorporation or bylaws of any of the FCC Companies;
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the loss of a benefit under, or result in the creation of a Lien on any property or asset of the FCC Companies under, any of the terms, conditions or provisions of any material Contract to which any of the FCC Companies is a party or by which it or any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FCC Companies or any of their properties or assets; except, in the case of subsection (c) above, for violations, breaches or defaults that are not reasonably likely to have a Material Adverse Effect on the FCC Companies or that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 5.5.      Reports.

         (a) The FCC SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the SEC promulgated thereunder. As of their respective dates, none of the FCC SEC Reports, including, without limitation any exhibits thereto or financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included or incorporated by reference in the FCC SEC Reports fairly presented the consolidated financial position of the FCC Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included or incorporated by reference therein fairly presented the consolidated results of operations and cash flows of the FCC Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included or incorporated by reference in the FCC SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC and (ii) was prepared in accordance with GAAP, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for FCC, none of the FCC Companies is required to file any forms, reports or other documents with the SEC, the NYSE or any other foreign or domestic securities exchange or
Governmental Authority with jurisdiction over securities Laws. FCC has heretofore delivered to Acquiror, in the form filed with the SEC, true and complete copies of the FCC SEC Reports.

         (b) The statutory financial statements of each of FCC's insurance Subsidiaries for each of the three years in the three-year period ended December 31, 1995, and for the quarter ended March 31, 1996, in each case together with the exhibits, schedules and notes thereto (the "Statutory Reports") have been prepared in accordance with statutory accounting practices prescribed or permitted by the insurance department of the state of domicile of such insurance Subsidiary ("SAP"), and such accounting practices have been applied on a consistent basis throughout the period involved and the immediately preceding comparable period, except as disclosed therein. The Statutory Reports present fairly the statutory financial condition of the applicable FCC insurance Subsidiary as of the respective dates thereof and the statutory results of operations and changes in such Subsidiary's financial position and cash flow for each of the periods then ended. No material deficiency has been asserted with respect to any of the Statutory Reports by any insurance regulatory authority that has not been cured or otherwise resolved to the satisfaction of such insurance regulatory authority. FCC has heretofore delivered to Acquiror true and complete copies of all such Statutory Reports.

         (c) Since December 31, 1994, each of the FCC Companies has filed all FCC Insurance Filings, and all of the FCC Insurance Filings filed prior to the date hereof complied, and all such filings made hereafter prior to the Effective Time will comply, in all material respects with applicable Laws, and, except as disclosed in Section 5.5 of the FCC Disclosure Schedule, there are no material open or unresolved issues raised by any insurance or securities regulatory authority with respect to any of such FCC Insurance Filings.

         Section 5.6. Insurance Holding Company System. FCC and certain of its Subsidiaries are affiliates of an insurance holding company system as defined in the Code of Virginia, Section 38.2-1322, relating to insurance holding company systems. FCC is a holding company and American Mayflower Company is a controlled insurer as defined in Section 1501 of the New York Insurance Law, relating to insurance holding companies and holding company systems.

         Section 5.7. Absence of Undisclosed Liabilities. Except as disclosed in
Section 5.7 of the FCC Disclosure Schedule, neither FCC nor any of its Subsidiaries has any liabilities of any nature, whether absolute, contingent or otherwise, and whether due or to become due (including, without limitation, all liabilities for Taxes) that should be reflected or reserved against (a) in accordance with GAAP, and that are not adequately reflected or reserved against in FCC's consolidated balance sheet as of December 31, 1995, including the footnotes thereto, except such as have arisen in the ordinary course of business consistent with past practice since December 31, 1995 or (b) in accordance with SAP, and that are not adequately reflected or reserved against in the Subsidiaries' respective statutory balance sheets as of December 31, 1995, including the notes, exhibits and schedules thereto, except such as have arisen in the ordinary course of business consistent with past practice.

         Section 5.8. Absence of Certain Events. Except as set forth in the FCC SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in Section 5.8 of the FCC Disclosure Schedule, since December 31, 1995, none of the FCC Companies has suffered any change in its business, assets, liabilities, financial condition or results of operations that has had or is reasonably likely to have a Material Adverse Effect upon the FCC Companies. Except as disclosed in the FCC SEC Reports or in
Section 5.8 of the FCC Disclosure  Schedule,  or  as  otherwise   specifically
contemplated  by  this Agreement,  there has not been since  December 31, 1995:
(a) any labor dispute that has had or is reasonably likely to have a Material Adverse Effect upon the FCC Companies; (b) any entry by any of the FCC Companies into any material Contract or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien made on any of the properties or assets of any of the

FCC Companies) that cannot be terminated within 30 days without penalty; (c) any change in the accounting policies or practices of FCC; (d) any damage, destruction or loss, whether covered by insurance or not, that has had or is reasonably likely to have a Material Adverse Effect upon the FCC Companies; (e) any material change in underwriting, pricing, actuarial or investment practices or policies; (f) any new, or amendment to any existing, employment, severance or consulting Contract, the implementation of, or any agreement to implement, any increase in benefits with respect to any FCC Benefit Plans, or any alteration of any of the FCC Companies' employment practices or terms and conditions of employment, in each case other than in the ordinary course of business consistent with past practice; or (g) any agreement to do any of the foregoing.

         Section 5.9. Litigation. Except as set forth in Section 5.9 of the FCC Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Knowledge of FCC, threatened against or relating to any of the FCC Companies at law or in equity, or before any Governmental Authority, that is reasonably likely to have a Material Adverse Effect upon the FCC Companies or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         Section 5.10.     Employee Benefit Plans.

         (a) For purposes of this Section, the term "FCC Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, incentive compensation, employee stock ownership, severance pay or change in control, vacation, bonus or other incentive plans and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, adopted, maintained by, sponsored in whole or in part by or contributed to by any of the FCC Companies or any trade or business (whether or not incorporated) that, together with FCC, is treated as a single employer with the FCC Companies under
Section 414(b), (c), (m) or (o) of the Code, for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which current or former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. Any of the FCC Benefit Plans that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "FCC ERISA Plan."

         (b) No FCC Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. All FCC Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which would have a Material Adverse Effect on the FCC Companies. Except as set forth on Section 5.10 of the FCC Disclosure Schedule, no FCC ERISA Plan that is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         (c) Section 5.10 of the FCC Disclosure Schedule contains a true and correct list of all FCC Benefit Plans. FCC has provided Acquiror with access to true and correct copies of each governing plan document and trust agreement (and all amendments thereto) for each FCC Benefit Plan, together with the most recent summary plan description, annual report, IRS determination letter,
if applicable (including  all  schedules  and  attachments   thereto)  and
audited financial statement for each such plan and the actuarial report for any FCC Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

         (d) All contributions and other payments required to be made by the FCC Companies to or under any FCC Benefit Plan have been made in accordance with the terms of such FCC Benefit Plan.

         (e) Except as set forth in Section 5.10 of the FCC Disclosure Schedule, none of the FCC Benefit Plans that are "welfare plans" within the meaning of
Section 3(1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

         (f) Except as set forth in Section 5.10 of the FCC Disclosure Schedule,
(i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from the FCC Companies to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any FCC Benefit Plan being established or becoming accelerated, vested or payable and (ii) none of the FCC Companies is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other Contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting Contract with any person who prior to entering into such Contract was a director or officer of any of the FCC Companies or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(A) or (B) of this sentence.

         Section 5.11. Labor Matters. None of the FCC Companies is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the FCC Companies as an exclusive bargaining representative for employees of the FCC Companies. There is no current union representation question involving employees of the FCC Companies nor does FCC have Knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. There is no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against the FCC Companies pending or, to the Knowledge of FCC, threatened before any Governmental Authority that is reasonably likely to have a Material Adverse Effect on the FCC Companies.

         Section 5.12. Tax Matters. Except as set forth in Section 5.12 of the FCC Disclosure Schedule:

         (a) FCC and each of its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which FCC is the common parent, and such affiliated group files a consolidated federal income tax return;

         (b) each of the FCC Companies has timely filed or caused to be filed all income and other material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

         (c) each of the FCC Companies has paid all Taxes for the periods covered by such Tax Returns or has made full provision on its books and records for all current and deferred Taxes for the periods covered by such Tax Returns;

         (d) none of the FCC Companies has granted (or is subject to) any waiver that is currently in effect of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the FCC Companies by any Governmental Authority; there are no Liens with respect to Taxes upon any of the assets of the FCC Companies except for Liens for Taxes not yet due and payable; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the FCC Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the FCC Companies; and any such assertion, assessment, proceeding or litigation disclosed in Section 5.12 of the FCC Disclosure Schedule is being contested in good faith through appropriate measures, and its status is described in Section 5.12 of the FCC Disclosure Schedule;

         (e) none of the FCC Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or Section 280G of the Code; and

         (f) except to the extent that the tax treatment of any Insurance Contract (as hereinafter defined) issued by the FCC Companies is not materially less favorable than the tax treatment of substantially similar products offered by other companies, the tax treatment under the Code of existing Insurance Contracts is and at all times has been not materially less favorable to the purchaser thereof than the tax treatment under the Code that the FCC Companies represented in any written materials could be obtained at the time of its issuance, purchase, renewal, modification or exchange (the term "Insurance Contracts" means all insurance, annuity or investment policies, plans or Contracts, financial products, employee benefit plans, individual retirement accounts or annuities, structured settlements or any similar or related policy, Contract, plan or product).

         Section 5.13. Compliance with Law. The conduct of the business of each of the FCC Companies and its use of its assets has not violated or conflicted with or is not in violation of any Law, which violation or conflict is reasonably likely to have a Material Adverse Effect on the FCC Companies. None of the FCC Companies has received any notice asserting or alleging a violation or failure to comply with any Law where such violation or failure to comply is reasonably likely to have a Material Adverse Effect on the FCC Companies. Each of the FCC Companies possesses all permits, licenses (including, without limitation, insurance licenses), authorizations, certificates, franchises, orders, consents or other indicia of authority required by any Governmental Authority or otherwise necessary in order to conduct its business and operations as presently conducted by the FCC Companies (the "FCC Licenses"). Each of the FCC Companies is in material compliance with the terms and conditions of the FCC Licenses, and all the FCC Licenses are in full force and effect. No proceeding is pending or, to the Knowledge of FCC, threatened that is reasonably likely to result in the suspension, revocation or limitation of any of the FCC Licenses.

         Section 5.14. Fees and Expenses of Brokers and Others. None of the FCC Companies is directly or indirectly committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or has retained any broker or other intermediary to act directly or indirectly on its behalf in connection with the transactions contemplated by this Agreement, except that FCC has engaged First Boston and Morgan Stanley to represent it in connection with such transactions, and shall pay all the fees and expenses to which First Boston and Morgan Stanley are entitled in connection with such engagement. FCC has provided to Acquiror true and complete copies of any Contracts to which any of the FCC Companies is a party relating to the engagement of First Boston and Morgan Stanley. In addition, set forth in Section 5.14 of the FCC Disclosure Schedule is an estimate of the fees and expenses that will be payable by FCC to its other
advisors  and intermediaries   in  connection   with  this  Agreement  and  the
transactions contemplated hereby.

         Section 5.15. Accuracy of Information. Neither this Agreement nor any other document provided by the FCC Companies or their employees or agents to Acquiror or any affiliate of Acquiror in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         Section 5.16. Title in Properties. Section 5.16 of the FCC Disclosure Schedule contains a true and complete list of all real property owned by FCC or any of its Subsidiaries and all leases of real property under which FCC or any of its Subsidiaries is a lessor or lessee. FCC and each of its Subsidiaries has good and marketable title (in fee simple absolute in the case of real property) to all of its properties and assets, except for leased properties and assets, as to which valid leasehold title is held, in all cases free and clear of all Liens, except (a) as disclosed in Section 5.16 of the FCC Disclosure Schedule, (b) Liens for current Taxes not yet due and payable and (c) minor imperfections of title not material (individually or in the aggregate) and not materially detracting from the value or the use (either actual or intended) by FCC and its Subsidiaries of such assets or properties.

         Section 5.17. Contracts. Section 5.17 of the FCC Disclosure Schedule contains a list of all Contracts to which any of the FCC Companies is a party that are material to the FCC Companies and that are not filed as exhibits to the FCC SEC Reports. All such Contracts were duly and validly executed by one of the FCC Companies. None of the FCC Companies is in breach or default under any such Contract, except for such breaches or defaults that would not have a Material Adverse Effect. To the Knowledge of FCC, no breach or default under any such Contract by any party thereto other than an FCC Company has occurred that is reasonably likely to have a Material Adverse Effect on the FCC Companies.

         Section 5.18. Intellectual Property. FCC or an FCC Company owns, has registered or has, and after the Effective Time will have, valid rights to use, free and clear of any Liens, such trademarks, service marks, trade names, copyrights and computer software, programs and similar systems as are material to the operation of the respective businesses, operations or affairs of the FCC Companies. To the Knowledge of FCC, none of the FCC Companies is infringing upon any third party's trademarks, service marks, trade names, copyrights or any application pending therefor or any proprietary computer software, programs or similar systems which infringement has or is reasonably likely to have a Material Adverse Effect on the FCC Companies.

         Section 5.19. Rating Agencies. Except as disclosed in Section 5.19 of the FCC Disclosure Schedule, since June 30, 1995, no rating agency has (a) imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any of FCC's insurance Subsidiaries or (b) indicated to FCC that it is considering the downgrade of any rating assigned to any of FCC's insurance Subsidiaries.

         Section 5.20. FCC Rights Agreement. The execution, delivery and performance of this Agreement by the parties hereto has not and will not result in Acquiror or any of its "Affiliates" or "Associates" (as such terms are defined in the FCC Rights Agreement) being or becoming an "Acquiring Person" (as such term is defined in the FCC Rights Agreement) under the FCC Rights Agreement, and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the FCC Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger.

         Section 5.21. Fairness Opinion. FCC has received opinions of First Boston and Morgan Stanley, financial advisors to FCC, to the effect that, as of the date of such opinions, the Merger is fair, from a financial point of view, to the shareholders of FCC.

         Section 5.22. Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of FCC Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock of FCC necessary to approve this Agreement and the transactions contemplated hereby.

         Section 5.23. Environmental. Except as disclosed in Section 5.23 of the FCC Disclosure Schedule, to the Knowledge of FCC, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the real property owned, operated or leased by the FCC Companies or the facilities or operations thereon that are reasonably likely to give rise to an environmental claim or result in liabilities under or pursuant to Environmental Laws that are reasonably likely to have a Material Adverse Effect on the FCC Companies.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1.      Conduct of the Businesses of Acquiror and FCC.

         (a) Except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, FCC will conduct, and will cause the FCC Companies to conduct, their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their respective reasonable best efforts (i) to preserve intact, as appropriate in the ordinary course of business consistent with past practice, their respective business organizations, to keep available the services of their officers, employees and agents, including without limitation their current product distribution systems, to maintain in effect any licenses, franchises, authorizations or similar rights material to the businesses of the FCC Companies and to preserve the goodwill of those having relationships with any of the FCC Companies; and (ii) to cooperate with Acquiror in jointly communicating with FCC's employees and with members of FCC's product distribution system, including independent contractors, regarding the Merger and continuing operations after consummation of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, FCC will not, and will cause its Subsidiaries not to, without the prior written consent of Acquiror, which consent shall not be withheld unreasonably:

                  (i) amend its Articles of Incorporation, bylaws or other organizational documents;

                  (ii) authorize for issuance or issue, sell, pledge, transfer, dispose of or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or series or any other securities, except (A) as required by the terms of the FCC Options or the FCC Stock Rights outstanding as of the date hereof and disclosed pursuant to this Agreement or (B) up to an aggregate of 3,200,000 shares of the FCC VT Preferred Stock;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its respective Subsidiaries, except that (A) each of the Subsidiaries of FCC may declare and pay dividends in the ordinary course of business consistent with past practice consistent with past practice, (B) FCC may pay quarterly dividends in an amount not to exceed $0.115 per share of FCC Common Stock, (C) FCC may redeem the FCC Rights as provided in Section 6.12 hereof and (D) FCC may redeem the outstanding shares of FCC VT Preferred Stock.

                  (iv) (A) incur or assume any indebtedness for borrowed money, (with the exception of short-term indebtedness not to exceed $10,000,000 at any time); (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person, other than a direct or indirect wholly-owned Subsidiary or the endorsement of checks in the ordinary course of business consistent with past practice; or (C) other than in the ordinary course of business consistent with past practice, (i) make any material loans, advances or capital contributions to, or investments in, any other Person or (ii) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in connection with the transactions contemplated by this Agreement;

                  (v) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for annual salary increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing; provided, however, that FCC may award bonuses for 1996 prior to the Effective Time to the Chairman of the Board and the President of FCC in an aggregate amount not to exceed the amount set forth in Section 6.1(a)(v) of the FCC Disclosure Schedule and may award bonuses to other officers and employees of the FCC Companies in an aggregate amount not to exceed by more than $400,000 (excluding the bonuses for the two above-designated officers) the amount paid by the FCC Companies for bonuses for 1995;

                  (vi) acquire, sell, pledge, transfer, assign, license, lease or dispose of any material assets outside the ordinary course of business consistent with past practice;

                  (vii) take any action other than in the ordinary course of business consistent with past practice and in a manner consistent with past practice with respect to accounting policies or practices;

                  (viii) except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in FCC's consolidated financial statements for the year ended December 31, 1995, or incurred in the ordinary course of business consistent with past practice since the date thereof;

                  (ix) (A) subject to applicable Laws, invest the future cash flow of FCC's insurance Subsidiaries, any cash from matured and maturing investments, any cash proceeds from the sale of their respective assets and properties, and any cash funds currently held by them, in any investments other than as set forth in Section 6.1(a) of the FCC Disclosure Schedule; or (B) take any actions that would cause, or otherwise permit, the assets of each insurance Subsidiary of FCC that are classified as nonadmitted under SAP or by the applicable insurance regulatory authorities for such insurance Subsidiary to at any time exceed by a material amount the respective amounts of nonadmitted assets for such insurance Subsidiary in Exhibit 14 of the most recent Annual Statement filed with the Virginia Bureau of Insurance;

                  (x) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VII hereof not being satisfied as of the Closing Date; or

                  (xi) agree in writing or otherwise to take any of the foregoing actions.

         (b) Except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Acquiror nor Merger Subsidiary will, without the prior written consent of FCC, take or agree to take, any action that would or is reasonably likely to result in any of the conditions set forth in Article VII hereof not being satisfied as of the Closing Date.

         (c) FCC will promptly advise Acquiror in writing of the occurrence of any Material Adverse Effect, or any event or condition that is reasonably likely to result in a Material Adverse Effect with respect to the FCC Companies.

         Section 6.2.      No Solicitation.

         (a) Except as set forth below, FCC shall not, nor shall FCC authorize or permit any of its affiliates, officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Acquiror, Merger Subsidiary, or any affiliate or designee of Acquiror or Merger Subsidiary) with respect to, or take any action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to, any Acquisition Proposal (as defined in subsection (c) below); provided, however, that nothing herein shall prevent FCC's board of directors from taking, and disclosing to FCC's shareholders, a position contemplated by Rule 14c-2 promulgated under the Exchange Act with regard to any tender offer. FCC may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any Person pursuant to confidentiality agreements with terms no less favorable to FCC than the Confidentiality Agreement is with respect to Acquiror, and may participate in discussions and negotiate with such Person concerning an Acquisition Proposal, if (i) such Person has submitted an unsolicited Superior Proposal (as defined in subsection (c) below) to FCC's board of directors relating to any such transaction and (ii) FCC by a majority vote of its directors determines in its good faith judgment that it is required to do so in order to comply with its fiduciary duties to shareholders under applicable Law. FCC's board of directors shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals that it or any of its affiliates, officers, directors, employees, representatives or agents may receive relating to any Acquisition Proposal and, if such inquiries or proposals are in writing, FCC shall provide a copy of any such written Acquisition Proposal and a summary of any oral Acquisition Proposal to Acquiror immediately after receipt thereof and thereafter keep Acquiror promptly advised of any development with respect thereto (including any developments regarding a determination by FCC's board of directors to provide information and access to, or participate in discussions or negotiations with, any Person as provided in the preceding sentence). FCC, its affiliates, officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal.

         (b) Except as set forth in this Section 6.2(b), FCC's Board of Directors shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend any Acquisition Proposal. Notwithstanding the foregoing, if FCC's board of directors by a majority vote determines in its good faith judgment that it is required to do so in order to comply with its fiduciary duties to shareholders under applicable Law, FCC's board of directors may withdraw its recommendation of the transactions contemplated hereby or approve or recommend an Acquisition Proposal, but in each case only after providing at least 48 hours prior written notice to Acquiror (a "Notice of Superior Proposal") advising Acquiror that FCC's board of directors has received or become aware of a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making the Superior Proposal.

         (c) "Acquisition Proposal" means the occurrence of any of the following events: (i) the acquisition of FCC or any Subsidiary by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Acquiror, Merger Subsidiary or any affiliate thereof ("Third Party"); (ii) the acquisition by a Third Party of 10% or more of the total assets or insurance in force (including through reinsurance) of the FCC Companies, in a single transaction or series of transactions; (iii) the acquisition by a Third Party of 10% or more of the outstanding shares of FCC Common Stock or the outstanding capital stock of any Subsidiary of FCC; (iv) any tender offer or exchange offer for 10% or more of the outstanding shares of FCC Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Superior Proposal" means any bona fide proposal from a Third Party to acquire, directly or indirectly, for consideration consisting of cash or securities, all of the shares of FCC Common Stock then outstanding or all or substantially all of the assets (including through reinsurance) of FCC and otherwise on terms that FCC's board of directors by a majority vote determines in its good faith judgment to be more favorable to FCC's shareholders than the Merger.

         Section 6.3.      Proxy Statement.

         (a) FCC shall, as soon as practicable following the execution of this Agreement, prepare and file with the SEC a draft of the proxy statement together with a form of proxy (in a form mutually agreeable to Acquiror and FCC) as preliminary proxy materials under the Exchange Act. Acquiror and FCC shall cooperate to respond promptly to any comments made by the SEC with respect thereto. Each of Acquiror and Merger Subsidiary shall furnish to FCC such information relating to it and its affiliates and the transactions contemplated by this

Agreement and such further and supplemental information as reasonably may be requested by FCC to aid it in the preparation of the preliminary proxy statement, the Proxy Statement or any amendment or supplement thereto. The Proxy Statement shall include the recommendation of FCC's board of directors that the holders of FCC Common Stock approve this Agreement, the Plan of Merger and the transactions contemplated by this Agreement, in each case unless otherwise required by the fiduciary duties of the directors under applicable Law. Each of Acquiror and Merger Subsidiary agrees that the information provided and to be provided by and on behalf of it, and FCC agrees that the information provided and to be provided by and on behalf of the FCC Companies, for use in the Proxy Statement, shall, on the date the Proxy Statement is filed with the SEC, and first mailed to holders of FCC Common Stock, and on the date of the Special Meeting, be true and correct in all material respects and shall not misstate or omit to state any material fact necessary in order to make such information not misleading, and Acquiror, Merger Subsidiary and FCC each agree to correct as promptly as practicable any information provided by it for use in the Proxy Statement that shall have become false or misleading in any material respect. The Proxy Statement shall comply as to form in all material respects with all applicable requirements of Law.

         (b) Upon resolution of any SEC comments with respect to the preliminary proxy statement, or at such other time as may be mutually determined by the parties hereto, FCC shall cause the Proxy Statement to be filed with the SEC and mailed to FCC's shareholders at the earliest practicable time. Unless otherwise required by the fiduciary duties of FCC's board of directors under applicable Law, FCC shall use commercially reasonable efforts (including, without limitation, retention of a proxy solicitation firm of national reputation and acceptable to Acquiror in its reasonable discretion) to solicit from holders of FCC Common Stock proxies in favor of approval of this Agreement and the Plan of Merger.

         If, at any time when the Proxy Statement is required to be delivered under the Exchange Act, any event occurs as a result of which the Proxy Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to supplement the Proxy Statement to comply with the Exchange Act or the rules thereunder, Acquiror and FCC will cooperate to permit FCC promptly to prepare and file with the SEC a supplement that will correct such statement or omission or effect such compliance.

         Section 6.4.      Access to Information; Confidentiality Agreement.

         (a) Between the date of this Agreement and the Effective Time, FCC will
(i) give Acquiror and its authorized representatives reasonable access during normal business hours, subject to coordination with FCC, to all facilities and to the officers, employees, properties, Contracts, and books and records of the FCC Companies, (ii) permit Acquiror to make such inspections as it may reasonably request and (iii) cause its officers and those of its Subsidiaries to furnish such financial and operating data and other information with respect to its businesses and properties as from time to time reasonably may be requested. Subject to Section 6.7 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

         (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the holders of the FCC Common Stock pursuant to the Proxy Statement and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section
8.1 hereof in accordance with its terms.

         Section 6.5. Reasonable Efforts; Cooperation. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. Acquiror, Merger Subsidiary and FCC will execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. In addition, FCC agrees to consult and work cooperatively with representatives of Acquiror with respect to all strategic and operating plans of the FCC Companies, including but not limited to budgets, product development, technology development and marketing.

         Section 6.6. Consents. Acquiror and FCC each shall as soon as practicable file Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice and each shall use its commercially reasonable efforts to respond as promptly as practicable to all inquiries received for additional information or documentation in connection with such filings. Acquiror and FCC each shall use its commercially reasonable efforts to obtain consents, approvals and authorizations of all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 6.7. Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. Acquiror and FCC will consult with each other before issuing or making, and will provide each other the opportunity to review and comment upon, any additional press release any additional public statement with respect to this Agreement, the Plan of Merger, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange (in each case as determined in good faith by the party proposing to issue the press release or public statement), in which case the party proposing to issue such press release or make such public announcement shall use its commercially reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         Section 6.8. Stock Options. FCC has advised Acquiror, and hereby confirms, that the applicable instruments governing the FCC Stock Options issued pursuant to the FCC Stock Plan provide for the acceleration of the exercisability of each such option in connection with the transactions contemplated herein. FCC shall take all actions necessary prior to the Effective Time to assure that, at the Effective Time, each FCC Stock Option and each FCC Stock Right shall be canceled in exchange for an amount (the "Option Payment") in cash equal to the Merger Consideration less the applicable exercise price of such FCC Stock Option or FCC Stock Right, subject to applicable withholding taxes. The surrender of an FCC Stock Option or FCC Stock Right to FCC in exchange for the Option Payment shall be deemed a release of any and all rights the holder had or may have had in such FCC Stock Option or FCC Stock Right.

         Section 6.9. Employee Benefit Matters. Except as otherwise provided in this Section 6.9, until December 31, 1997, the Acquiror Companies will maintain the FCC Benefit Plans for the benefit of employees of the FCC Companies immediately prior to the Effective Time who are employed by the Acquiror Companies following the Effective Time, with such revisions or amendments as may be required by applicable Law. The FCC Companies shall take any and all actions necessary to amend the FCC Benefit Plans as of the Effective Time to remove or modify all provisions therefrom that provide benefits that make available FCC Common Stock as an investment option or an investment measure or that authorize the issuance or open-market purchases of shares of FCC Common Stock. Notwithstanding anything to the contrary in this Agreement, the FCC Companies shall take any and all actions necessary to amend or modify the FCC Benefit Plans as of the Effective Time to comply with the provisions of this Section 6.9. At the discretion of Acquiror, effective January 1, 1998, employees who are employed on January 1, 1998, will be covered either by the FCC Benefit Plans or by Acquiror's Benefit Plans offered to similarly situated employees of the life insurance Subsidiaries of Acquiror ("Acquiror Benefit Plans"). With respect to any such employee and his beneficiaries and dependents, Acquiror's welfare benefit plans (as defined in Section 3(1)) of ERISA (the "Acquiror's Welfare Plans") shall not include a waiting or eligibility period or a preexisting condition restriction or limitation and to the extent that such employees or their dependents or beneficiaries have satisfied any internal limits, deductibles or copayment requirements of FCC's welfare benefit plans (as defined in Section 3(1) of ERISA), for the year, such amounts will be credited toward the satisfaction of any such requirements under Acquiror's Welfare Plans. The Acquiror Benefit Plans will recognize for purposes of eligibility to participate, early retirement, and eligibility for vesting, all employees' service with the FCC Companies, subject to applicable break-in-service rules. Employees of the FCC Companies immediately prior to the Effective Time who are employed by the Acquiror Companies following the Effective Time shall be eligible for consideration under General Electric Company's stock option plan.

         Section 6.10.     Indemnification; Insurance.

         (a) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless to the fullest extent permitted under applicable Law each Person who is now, or has been at any time prior to the date hereof, an officer, director or employee of FCC (or any Subsidiary thereof) (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring prior to the Effective Time in connection with the Merger, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Acquiror shall cause the Surviving Corporation to pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, in advance of the final disposition of any such Action to the full extent permitted by applicable Law, upon receipt of any undertaking required by applicable Law; and (ii) Acquiror shall cause the Surviving Corporation to cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be withheld unreasonably) and provided, further, that the Surviving Corporation shall not be obligated pursuant to this Section 6.10 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action unless there is, under applicable standards of conduct as determined by counsel for the Indemnified Parties, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Any Indemnified Party wishing to claim indemnification under this Section 6.10(a), upon learning of any such Action, shall promptly notify the Surviving Corporation thereof.

         (b) For a period of six years following the Effective Time, Acquiror shall cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the Virginia Act, which provisions shall not be amended except as required by applicable Law, except to make changes permitted by Law that would enlarge the Indemnified Parties' right of indemnification or except to make changes or amendments that would not adversely affect the rights under this Agreement of any Indemnified Party.

         (c) For a period of three years after the Effective Time, Acquiror shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by FCC's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance with respect to Actions arising from facts or events that occurred before the Effective Time; provided, however, that Acquiror shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of two times the last annual premium paid by FCC prior to the date hereof for its existing coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Acquiror shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

         (d) Acquiror shall cause the Surviving Corporation to pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this
Section 6.10.

         (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights Indemnified Party may have under the Articles of Incorporation or bylaws of FCC or Surviving Corporation, under the Virginia Act or otherwise. The provisions of this Section 6.10 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.


         Section 6.11. Dissenters' Rights. FCC will not amend its Articles of Incorporation or otherwise take any action that would negate the application of
Section 13.1-730C of the Virginia Act, to the effect that the shareholders of FCC shall have no rights of dissent with respect to the Merger or the other transactions contemplated hereby.

         Section 6.12. Redemption of FCC Rights. On or prior to the Closing Date, the Board of Directors of FCC will redeem all FCC Rights in accordance with the terms of the FCC Rights Agreement and applicable Law.

         Section 6.13. Notice of Certain Events. FCC shall give prompt written notice to Acquiror, and Acquiror shall give prompt notice to FCC, of (a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of FCC, Acquiror or Merger Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not serve to cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.14. Termination and Amendment of Certain Stock-Based Plans. At or prior to the Effective Time, FCC shall take such action and, as applicable, cause its Subsidiaries to take such action, as may be necessary to terminate the FCC Stock Plan, the American Mayflower Life Insurance 1994 Phantom Stock Rights Plan and the Employee Stock Purchase Plan. At or prior to the Effective Time, FCC shall cause the FCC Savings Plan, effective April 1, 1994 (the "Savings Plan") to be amended to eliminate the FCC Common Stock fund as an investment option.

         Section 6.15. Amendment to Change in Control and Termination Agreements. At or prior to the Effective Time, FCC shall take such action as may be necessary to amend the Change in Control and Termination Agreements effective March 23, 1995, as amended, between FCC and certain executive officers of FCC and its Subsidiaries, to provide that termination compensation payable under
Section 2.4 of the Agreements shall be payable solely in cash rather than in cash or FCC Common Stock.

         Section 6.16. Prepayment of FCC Credit Facilities. At or prior to the Effective Time, FCC shall prepay all amounts owing under, and take such actions as may be required to terminate, (a) the Credit Facility Agreement between FCC and NationsBank of Georgia, N.A. dated August 24, 1995; (b) the Line of Credit between FCC and SunTrust Bank, Atlanta, executed August 16, 1994, as renewed by letter dated March 16, 1996; (c) the Line of Credit Agreement between FCC and Wachovia Bank of North Carolina, N.A., executed August 16, 1994, as renewed by letter dated July 12, 1995; (d) the Line of Credit Agreement between FCC and Credit Suisse, executed August 16, 1994, as renewed by letter dated December 20, 1995; and (e) the $10 million line of credit between American Mayflower Life Insurance Company and Chemical Bank. FCC shall provide evidence of its prepayment and termination of such credit agreements at or prior to the Effective Time.

         Section 6.17. Subsequent FCC Reports. FCC shall deliver, promptly upon the filing thereof, a copy of (a) any reports, registration statements or other documents filed by FCC with the SEC prior to the Effective Time and (b) Statutory Reports filed by any of FCC's insurance Subsidiaries with any insurance regulatory authority prior to the Effective Time.

         Section 6.18. Rating Agencies. Prior to the Effective Time, FCC shall notify Acquiror promptly in the event that any rating agency indicates to FCC that it is considering the downgrade of any rating assigned to any of FCC's insurance Subsidiaries. FCC will permit a representative of Acquiror to accompany FCC to any discussions with the rating agency.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

         Section 7.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

         (a) the transactions contemplated in this Agreement and the Plan of Merger shall have been approved by the affirmative vote of at least two-thirds of the outstanding shares of FCC Common Stock in accordance with the Virginia Act, and by Acquiror as sole shareholder of Merger Subsidiary;

         (b) no order, decree, Law or injunction shall have been enacted, entered, issued, promulgated or enforced by any court of competent jurisdiction or any other Governmental Authority that prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such order, decree or injunction vacated or reversed;

         (c) any waiting period (and extensions thereof) applicable to the Merger under the HSR Act shall have terminated or expired, all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state takeover or antitrust laws shall have been made; and

         (d) there shall have been obtained permits, consents and approvals of insurance commissions or agencies of any jurisdiction and of other Governmental Authorities referred to in Section 4.3 and Section 5.4 and the other transactions contemplated hereby will be in compliance with applicable Laws, and no such permit, consent or approval shall contain any condition that, in the judgment of Acquiror or FCC reasonably exercised is reasonably likely to have a Material Adverse Effect on the FCC Companies or the transactions contemplated by this Agreement.

         Section 7.2. Conditions Precedent to Obligations of FCC. The obligation of FCC to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

         (a)  the   representations   and  warranties  of  Acquiror  and  Merger
Subsidiary contained in Article IV hereof shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties were given as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

         (b) each of Acquiror and Merger Subsidiary shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

         (c) FCC shall have received a certificate of the Chairman, President, Executive Vice President or Senior Vice President of Acquiror and Merger Subsidiary, in form satisfactory to counsel for FCC, certifying fulfillment of the matters referred to in paragraphs (a) through (b) of this Section 7.2; and

         (d) FCC shall have received the opinion of Weil, Gotshal & Manges LLP, counsel for Acquiror, dated the Effective Time, with respect to such matters as FCC may reasonably request.

         Section 7.3. Conditions Precedent to Obligations of Acquiror and Merger Subsidiary. The obligation of Acquiror and Merger Subsidiary to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

         (a) there shall have occurred no material adverse change in the business, assets, liabilities, financial condition or results of operations of the FCC Companies from the date hereof to the Effective Time;

         (b) the representations and warranties of FCC contained in Article V hereof, with the exception of the representations and warranties contained in
Section 5.19 hereof, shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except to the extent such representations and warranties were given as of a specified earlier date;

         (c) FCC shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

         (d) FCC shall have performed all obligations and complied with the covenants in Section 6.16 hereof;

         (e) there shall have been obtained all consents and approvals of any third party under any Contract with any of the FCC Companies that are required in connection with the performance by FCC of its obligations under this Agreement, except such consents and approvals the failure of which to have so obtained could not reasonably be expected to have a Material Adverse Effect on the FCC Companies;

         (f) Acquiror shall have received a certificate of the Chairman, the President or the Treasurer and Secretary of FCC, in form satisfactory to counsel for Acquiror, certifying fulfillment of the matters referred to in paragraphs
(a) through (e) of this Section 7.3; and

         (g) Acquiror shall have received the opinion of Hunton & Williams, counsel for FCC, dated the Effective Time, with respect to such matters as Acquiror may reasonably request.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned, notwithstanding approval thereof by the respective shareholders of FCC and Acquiror, at any time prior to the Effective Time:

         (a)      by mutual written consent of FCC and Acquiror;

         (b) by FCC or Acquiror, if the Effective Time shall not have occurred on or before March 31, 1997, (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party who has breached in any material respect any of its representations, warranties, covenants or agreements under this Agreement and such breach has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

         (c) by FCC if there has been a material breach by Acquiror or Merger Subsidiary of any representation, warranty, covenant or agreement set forth in this Agreement or any certificate or other instrument delivered or furnished to FCC pursuant hereto or the Plan of Merger, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach (it being understood that disclosure after the date hereof is not deemed to cure any such breach);

         (d) by Acquiror if (i) the transactions contemplated in this Agreement and the Plan of Merger shall have been voted on by the holders of FCC Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in Section 7.1(a) hereof, (ii) there has been a material breach by FCC of any representation, warranty, covenant or agreement set forth in this Agreement or any certificate or other instrument delivered or furnished by FCC pursuant hereto or the Plan of Merger, which breach has not been cured within ten business days following receipt by FCC of notice of such breach (it being understood that disclosure after the date hereof is not deemed to cure any such breach), (iii) the Board of Directors of FCC should fail to call, give notice of, convene or hold a shareholders' meeting to vote upon the Merger, or should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement and the Plan of Merger or such recommendation shall have been made and subsequently withdrawn, amended or modified in a manner adverse to Acquiror, or shall have adopted a resolution to the foregoing effect, or (iv) FCC has determined to accept or recommend a Superior Proposal; or

         (e) by FCC or Acquiror, if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 8.2. Effect of Termination. If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of Section
6.4 hereof,  this Section 8.2 and Section 9.10 hereof;  provided,  however, that
(A) in the event that this Agreement is terminated pursuant to (y) Section 8.1(d) hereof and a Superior Proposal shall have been made prior to such termination, and such Superior Proposal is thereafter accepted within 12 months of such termination, then FCC, if requested by Acquiror, shall promptly, but in no event later than ten days after the date of such request, pay to Acquiror a fee equal to $52,500,000, plus the amount of all fees and expenses (including, without limitation, the fees and expenses of Goldman, Sachs & Co. and any legal and commitment fees and expenses) incurred by Acquiror, Merger Subsidiary or its affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum of $10,000,000 (the "Acquisition Expenses"), and (B) in the event that this Agreement is terminated pursuant to Section 8.1(d) and no Superior Proposal shall have been made, then FCC, if requested by Acquiror, shall promptly, but in no event later than ten days after the date of such request, pay to Acquiror an amount equal to the Acquisition Expenses, it being understood and agreed by the parties hereto that such amounts are intended to constitute liquidated damages. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party hereto of any liability for damages that such party may have by reason of such party's breach of any representation, warranty, covenant or agreement in this Agreement or any certificate or other instrument delivered pursuant hereto.

         Section 8.3. Amendment. This Agreement and the Plan of Merger may be amended by action taken by both Acquiror and FCC at any time before or after approval of the transactions contemplated herein by the holders of FCC Common Stock but, after any such approval, no amendment shall be made that would have any of the effects specified in Section 13.1-718I of the Virginia Act without the approval of the holders of FCC Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4. Extension; Waiver. At any time prior to the Effective Time, either party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section  9.1.   Survival  of   Representations   and  Warranties.   The
representations and warranties made herein shall not survive beyond the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing.

         Section 9.2. Brokerage Fees and Commissions. No broker, finder or investment banker (other than First Boston and Morgan Stanley, whose fees shall be paid by FCC) is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FCC; and no broker, finder or investment banker (other than Goldman, Sachs & Co., whose fees shall be paid by Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         Section  9.3.  Entire   Agreement;   Assignment.   This  Agreement  (a)
constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.4(b) hereof, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

         Section 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to FCC:

                           First Colony Corporation
                           Riverfront Plaza, West Tower
                           Suite 1350
                           901 East Byrd Street
                           Richmond, Virginia  23219
                           Attention:  Bruce C. Gottwald, Jr.
                                       Chairman and Chief Executive Officer

                  with a copy to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention: Allen C. Goolsby, Esq.

                  if to Acquiror:

                           General Electric Capital Corporation
                           260 Long Ridge Road
                           Stamford, Connecticut  06927
                           Attention: General Counsel
                           Facsimile: (203) 357-6487

                  with copies to:

                           GNA Corporation
                           Two Union Square
                           601 Union Street
                           Seattle, Washington  98111-0490
                           Attention:       General Counsel
                           Facsimile:       (206) 516-2882

                           and

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201
                           Attention:       David A. Spuria, Esq.
                           Facsimile:       (214) 746-7777
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as otherwise provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 9.10. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Merger is consummated, except as otherwise expressly provided in Section 8.2 hereof.

         Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                            GENERAL ELECTRIC CAPITAL CORPORATION



                            By:       /s/ Patrick E. Welch
                                     Name:    Patrick E. Welch
                                     Title:    Attorney-in-Fact


                            FCMS, INC.



                            By:       /s/ Patrick E. Welch
                                     Name:    Patrick E. Welch
                                     Title:    President


                            FIRST COLONY CORPORATION



                            By:       /s/ Bruce C. Gottwald, Jr.
                                     Bruce C. Gottwald, Jr.
                                     Chairman and Chief Executive Officer

                                                                      Exhibit A

                                 PLAN OF MERGER
                                       OF
                                   FCMS, INC.
                                  WITH AND INTO
                            FIRST COLONY CORPORATION

         Section 1. Corporations Proposing to Merge and Surviving Corporation. FCMS, Inc. ("Mergersub"), a Delaware corporation and direct or indirect wholly-owned subsidiary of General Electric Capital Corporation, a New York corporation ("GECC"), shall be merged (the "Merger") with and into First Colony Corporation, a Virginia corporation ("FCC"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Merger, dated as of August 5, 1996, by and among FCC, GECC and Mergersub (the "Agreement"). The effective time for the Merger (the "Effective Time") shall be set forth in the articles of merger to be filed with the Virginia State Corporation Commission. FCC shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of Mergersub shall cease.

         Section 2. Effects of the Merger. The Merger shall have the effects described in this Plan of Merger and as set forth in the General Corporation Law of the State of Delaware (the DGCL").

         Section 3. Articles of Incorporation and bylaws. The Articles of Incorporation and bylaws of FCC as in effect immediately prior to the Effective Time shall be amended as of the Effective Time, as set forth in Exhibit A hereto, and as so amended shall remain in effect as the Articles of Incorporation and bylaws of the Surviving Corporation immediately following the Effective Time until changed in accordance with their terms and Section 13.1-707 of the Virginia Code.

         Section 4. Officers and Directors. The officers and directors of Mergersub immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation immediately following the Effective Time until they are removed or replaced in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation and Section 13.1-680 of the Virginia Code. The officers and directors of FCC shall not continue as officers and directors of the Surviving Corporation.

         Section 5.  Conversion of Shares.

         (a) At the Effective Time, each share of FCC common stock, no par value (the "FCC Common Stock"), outstanding immediately prior to the Effective Time (other than shares of FCC Common Stock held by GECC, if any, which shares shall be canceled in the Merger), by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and converted into the right to receive $36.15 in cash (the "Merger Consideration").

         (b) At the Effective Time, each share of Mergersub common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchangeable for one share of Common Stock, no par value, of the Surviving Corporation.

         Section 6. No Right to Dissent. Pursuant to Section 13.1-730.C of the Virginia Code, holders of FCC Common Stock shall have no right to dissent from the Merger.

         Section 7. Termination. Prior to the Effective Time, this Plan of Merger shall terminate and be abandoned upon a termination of the Agreement, notwithstanding approval of this Plan of Merger by the shareholders of FCC and Mergersub.

         Section 8. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that: (i) any such amendment is approved by the Boards of Directors of FCC and Mergersub; and (ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of FCC and Mergersub shall have any of the effects specified in Section 13.1-718.I of the Virginia Code or Section 251(d) of the DGCL without the approval of the shareholders affected thereby.

                                                                      Exhibit A

                                   Amendments
                                     to the
                       Restated Articles of Incorporation
                                       of
                            First Colony Corporation
                    to be Effective as of the Effective Time


1. Section A(2)(c) of Article III of the Corporation's Amended and Restated Articles of Incorporation (the "Charter") shall be amended and restated to read in its entirety as follows:

                  c. An amendment or restatement of these Articles shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter;

2. Section A(2)(d) of Article III of the Charter shall be deleted in its entirety.

3. Section A(2)(e) of Article III of the Charter shall be deleted in its entirety.

4. Section A(2)(f) of Article III of the Charter shall be deleted in its entirety.

5. The paragraph following Section A(2)(f) of Article III of the Charter shall be deleted in its entirety.

6. Section B(2) of Article III of the Charter shall be deleted in its entirety.

7. Section A of Article IV of the Charter shall be amended and restated to read in its entirety as follows:

                  A. Board of Directors. Unless otherwise fixed in the bylaws, the number of directors of the Corporation shall be three (3).

                                   Amendments
                                     to the
                                     Bylaws
                                       of
                            First Colony Corporation
                    to be Effective as of the Effective Time

1.       Section 8 of the Corporation's bylaws shall be deleted in its entirety.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                                                      ANNEX II-A

                          [CS First Boston Letterhead]

                                                                  August 5, 1996

Board of Directors
First Colony Corporation
Riverfront Plaza
West Tower, Suite 1350
Richmond, VA 23219

Dear Sirs:

You have asked us to advise you with respect to the fairness to the stockholders of First Colony Corporation (the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1996 (the "Acquisition Agreement"), among the Company, General Electric Capital Corporation (the "Acquiror"), and FCMS, Inc. (the "Sub"). The Acquisition Agreement provides for the merger (the "Merger") of the Company with the Sub pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of common stock, no par value, of the Company will be converted into the right to receive $36.15 in cash.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, as well as the Acquisition Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and have met with the Company's management to discuss the business and prospects of the Company. We have also reviewed certain analyses prepared on behalf of the Company concerning certain actuarial matters relating to the Company.

We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals other than the actuarial analyses prepared on behalf of the Company. For purposes of this opinion, we have also relied without independent verification on the actuarial analyses prepared on behalf of the Company and have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the Company's insurance in force and future business. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. In connection with our engagement, we were requested to approach third parties to solicit indications of interest in a possible acquisition of the Company and held discussions with certain of these parties prior to the date hereof.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

In the past, we have performed certain investment banking services for the Company and the Acquiror and have received customary fees for such services.

In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

                                         Very truly yours,
                                         CS FIRST BOSTON CORPORATION

                                                                      ANNEX II-B

                          [Morgan Stanley Letterhead]

                                                                  August 5, 1996

Board of Directors
First Colony Corporation
700 Main Street
Lynchburg, VA 24505-1280

Members of the Board:

We understand that First Colony Corporation ("First Colony" or the "Company"), General Electric Capital Corp. ("GE Capital") and FCMS, Inc., a wholly owned subsidiary of GE Capital ("FCMS") have entered into an Amended and Restated Agreement and Plan of Merger dated August 5, 1996 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of FCMS with and into First Colony. Pursuant to the Merger, First Colony will become a wholly owned subsidiary of GE Capital and each issued and outstanding share of common stock, without par value, of First Colony (the "Common Stock") other than shares held by GE Capital or First Colony or any of their subsidiaries will be converted into the right to receive $36.15 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of the Company;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

       (iii) analyzed certain financial projections prepared by the management of the Company;

        (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

         (v)  reviewed the reported prices and trading activity for the Common
              Stock;

        (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

       (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

      (viii) participated in discussions and negotiations among representatives of the Company, and GE Capital and their financial and legal advisors;

        (ix)  reviewed the Merger Agreement and certain related documents;

         (x) reviewed actuarial analyses regarding the Company prepared on behalf of the Company; and

        (xi) performed such other analyses and considered such other factors as we have deemed appropriate.


We have assumed and relied upon without independent verification on the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company; however, we have relied upon the actuarial analyses with respect to the Company and have relied without independent verification upon such analyses for purposes of this opinion. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and GE Capital and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of First Colony only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by First Colony or GE Capital with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion and make no recommendation as to how the holders of Common Stock should vote at the Shareholders' Meeting held in connection with the Merger.

Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                      Very truly yours,

                                      MORGAN STANLEY & CO. INCORPORATED

PROXY                                                                     PROXY
                            FIRST COLONY CORPORATION
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 25, 1996
                             in Lynchburg, Virginia

          This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Bruce C. Gottwald, Jr., Julie S. Roberts and Charles B. Walker, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of the undersigned in First Colony Corporation, at the special meeting of shareholders to be held November 25, 1996, and at any and all adjournments thereof.



      IMPORTANT - This Proxy must be signed and dated on the reverse side.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------


                            FIRST COLONY CORPORATION
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.


P         1. Approval of the Amended and Restated
R            Agreement and Plan of Merger, dated         FOR   AGAINST   ABSTAIN
O            as of August 5, 1996, by and among
X            First Colony Corporation, General
Y            Electric Capital Corporation and
             FCMS, Inc., and the related Plan of
             Merger.
                                        ----------------------------------------

                                          This proxy when properly executed
                                          will be voted in the manner directed
                                          herein by the undersigned shareholder.
                                          If no direction is made, this Proxy
                                          will be voted FOR Proposal 1. In their
                                          discretion, the proxies are authorized
                                          to vote upon such other business and
                                          matters incident to the conduct of the
                                          meeting as may properly come before
                                          the meeting.


                                          --------------------------------------
                                          Signature





                                                   Dated: ________________, 1996


         NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.